                                AGREEMENT BETWEEN

                               JPMorgan Chase Bank

                                       AND

                                EACH OF THE FUNDS

                      LISTED ON SCHEDULE A ATTACHED HERETO

                                Table of Contents

ARTICLE I. DEFINED TERMS ................................................   2

Section  1.01.       "Account" ..........................................   2
Section  1.02.       "Affiliate" ........................................   2
Section  1.03.       "Agreement" ........................................   2
Section  1.04.       "Authorized Person(s)" .............................   2
Section  1.05.       "Bank Account" .....................................   2
Section  1.06.       "Banking Institution" ..............................   2
Section  1.07.       "Board" ............................................   2
Section  1.08.       "Business Day" .....................................   3
Section  1.09.       "Commission" .......................................   3
Section  1.10        "Directing Fiduciary" ..............................   3
Section  1.11        "DR" ...............................................   3
Section  1.12.       "Domestic Subcustodian" ............................   3
Section  1.13.       "Eligible Securities Depository" ...................   3
Section  1.14.       "Foreign Subcustodian" .............................   3
Section  1.15.       "Fund" .............................................   4
Section  1.16.       "Institutional Client" .............................   4
Section  1.17.       "Interest Bearing Deposits" ........................   4
Section  1.18.       "Investment Company Act" ...........................   4
Section  1.19.       "Loans" ............................................   4
Section  1.20.       "Overdraft" ........................................   4
Section  1.21.       "Overdraft Notice" .................................   4
Section  1.22.       "Person" ...........................................   5
Section  1.23.       "Procedural Agreement"..............................   5
Section  1.24.       "Proper Instructions" ..............................   5
Section  1.25.       "Property" .........................................   5
Section  1.26.       "Securities System" ................................   6
Section  1.27.       "Segregated Account" ...............................   6
Section  1.28.       "Series" ...........................................   6
Section  1.29.       "Shareholder Servicing Agent" ......................   6
Section  1.30.       "Shares" ...........................................   6
Section  1.31.       "Subcustodian" .....................................   7
Section  1.32.       "Terminating Fund" .................................   7

ARTICLE II. APPOINTMENT OF CUSTODIAN ....................................   7

ARTICLE III. POWERS AND DUTIES OF CUSTODIAN .............................   7

Section  3.01.       Safekeeping ........................................   7
Section  3.02.       Manner of Holding Securities .......................   8
Section  3.03.       Security Purchases and Sales .......................   9
Section  3.04.       Exchanges of Securities ............................  12
Section  3.05.       Depositary Receipts ................................  13
Section  3.06.       Exercise of Rights; Tender Offers ..................  14
Section  3.07.       Stock Dividends, Rights, Etc .......................  15

Section  3.08.       Options ................................................................   15
Section  3.09.       Futures Contracts ......................................................   16
Section  3.10.       Borrowings .............................................................   14
Section  3.11.       Interest Bearing Deposits ..............................................   18
Section  3.12.       Foreign Exchange Transactions ..........................................   18
Section  3.13.       Securities Loans .......................................................   20
Section  3.14.       Collections ............................................................   21
Section  3.15.       Dividends, Distributions and Redemptions ...............................   22
Section  3.16.       Proceeds from Shares Sold ..............................................   22
Section  3.17.       Proxies, Notices, Etc ..................................................   23
Section  3.18.       Bills and Other Disbursements ..........................................   23
Section  3.19.       Nondiscretionary Functions .............................................   23
Section  3.20.       Bank Accounts ..........................................................   23
Section  3.21.       Deposit of Fund Assets in Securities Systems ...........................   24
Section  3.22.       Maintenance of Assets in Underlying Systems ............................   26
Section  3.23.       Other Transfers ........................................................   26
Section  3.24.       Establishment of Segregated Account(s ..................................   27
Section  3.25.       Custodian's Books and Records ..........................................   24
Section  3.26.       Opinion of Fund's Independent Certified Public Accountants .............   28
Section  3.27.       Reports by Independent Certified Public Accountants ....................   29
Section  3.28.       Overdrafts .............................................................   29
Section  3.29.       Reimbursement for Advances .............................................   30
Section  3.30.       Claims .................................................................   31

ARTICLE IV. PROPER INSTRUCTIONS AND RELATED MATTERS .........................................   31

Section  4.01.       Proper Instructions ....................................................   31
Section  4.02.       Authorized Persons .....................................................   33
Section  4.03.       Persons Having Access to Assets of the Fund or Series ..................   33
Section  4.04.       Actions of Custodian Based on Proper Instructions ......................   34

ARTICLE V. SUBCUSTODIANS ....................................................................   34

Section  5.01.       Domestic Subcustodians .................................................   34
Section  5.02.       Foreign Subcustodians ..................................................   35
Section  5.03.       Termination of a Subcustodian ..........................................   35
Section  5.04        Eligible Securities Depositories .......................................   31

ARTICLE VI. STANDARD OF CARE; INDEMNIFICATION ...............................................   37

Section  6.01.       Standard of Care .......................................................   37
Section  6.02.       Liability of Custodian for Actions of Other Persons ....................   41
Section  6.03.       Indemnification by Funds ...............................................   43
Section  6.04.       Fund's Right to Proceed ................................................   40
Section  6.05.       Indemnification by Custodian ...........................................   46
Section  6.06        Mitigation of Damages ..................................................   48

ARTICLE VII. COMPENSATION ...................................................................   48

ARTICLE VIII. TERMINATION ...................................................................   48

Section  8.01.       Termination of Agreement as to One or More Funds .......................   44
Section  8.02.       Termination as to One or More Series ...................................   50

ARTICLE IX. MISCELLANEOUS ..........................................................................    50

Section  9.01.       Execution of Documents, Etc ...................................................    50
Section  9.02.       Representative Capacity; Nonrecourse Obligations ..............................    51
Section  9.03.       Several Obligations of the Funds and the Series ...............................    51
Section  9.04.       Representations and Warranties ................................................    52
Section  9.05.       Entire Agreement ..............................................................    52
Section  9.06.       Waivers and Amendments ........................................................    53
Section  9.07.       Interpretation ................................................................    53
Section  9.08.       Captions ......................................................................    54
Section  9.09.       Governing Law .................................................................    54
Section  9.10.       Notices .......................................................................    54
Section  9.11.       Assignment ....................................................................    56
Section  9.12.       Counterparts ..................................................................    56
Section  9.13.       Confidentiality; Survival of Obligations ......................................    56
Section  9.14.       Shareholder Communications ....................................................    57
Section  9.15        Maintenance of Records ........................................................    58

Schedule A           GMTC and GMIMCo Funds .........................................................    61
Schedule B           Rule 17f-5/17f-7 Procedures and Guidelines ....................................    62
Schedule C           Taxes .........................................................................    64
Schedule D           Proxy Services ................................................................    67
Schedule E           Subjects Covered under Section 3.30 ...........................................    68
Schedule F           Foreign Subcustodians and the Countries where each Fund may hold assets .......    69
Schedule G           Eligible Securities Depositories ..............................................    80

                               CUSTODIAN AGREEMENT

         AGREEMENT made this [_____] day of November, 2002 among the General Motors Employes Global Group Pension Trust (the "GMAM Investment Funds Trust") with respect to each of the collective investment funds under the Trust which are maintained by General Motors Trust Company ("GMTC") as trustee on behalf of such trust and listed under its name as such on Schedule A hereto, as the same may be amended from time to time ("Schedule A"), General Motors Investment Management Corporation ("GMIMCo) on behalf of the pools, funds (including investment companies) and other entities listed under its name on Schedule A and JPMorgan Chase Bank (the "Custodian").

                                   WITNESSETH:

         WHEREAS, each Fund (as defined in Section 1.15 below) desires to appoint the Custodian as custodian on its own behalf and under the terms and conditions set forth in this Custodian Agreement (including any Schedules or Appendices hereto), and the Custodian has agreed to act as custodian for such Fund; and

         WHEREAS, the relevant Board for each Fund has approved the appointment of the Custodian as "Foreign Custody Manager," as such term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, of such Fund, and the Custodian has agreed to assume the responsibilities of a Foreign Custody Manager under the terms and conditions of this Agreement and the guidelines and procedures adopted by the Board of each Fund or Directing Fiduciary and annexed hereto as Schedule B.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINED TERMS

         The following terms are defined as follows:

         Section 1.01. "Account" shall mean an account of the Custodian established at a bank, Securities System or Subcustodian (as defined in Sections
1.25 and 1.30, respectively), which shall include only Property (as defined in
Section 1.25) held as custodian or otherwise for a Fund or a series of a Fund. To the extent required by law or in accord with standard industry practice in a particular market, an Account may be an omnibus account in the name of the Custodian or its nominee provided that the records of the Custodian shall indicate at all times the Fund or other customer for which Property is held in such Account and the respective interests therein.

         Section 1.02. "Affiliate" shall mean any entity that controls, is controlled by, or is under common control with any other entity.

         Section 1.03. "Agreement" shall mean this agreement between each of the Funds and the Custodian and all current or subsequent schedules and appendices hereto.

         Section 1.04. "Authorized Person(s)" shall have the meaning set forth in Section 4.02.

         Section 1.05. "Bank Account" shall mean any demand deposit bank account (provided that demand may not be made by check), which will be an interest bearing bank account where permitted by law and agreed between the Custodian and a Fund, held on the books of the Custodian or a Subcustodian for the account of a Fund or a series of a Fund.

         Section 1.06. "Banking Institution" shall mean a bank or trust company, including the Custodian, any Subcustodian or any subsidiary or Affiliate of the Custodian.

         Section 1.07. "Board" shall mean the Board of Directors or Trustees, or Trustee, or (the equivalent body or person), as applicable, of a Fund.

         Section 1.08. "Business Day" shall mean any day on which the New York Stock Exchange and the Custodian is open for business that is not a Saturday or Sunday.

         Section 1.09. "Commission" shall mean the U.S. Securities and Exchange Commission.

         Section 1.10. "Directing Fiduciary" means any fiduciary which can direct any Trustee of any Fund or Series.

         Section 1.11. "DR" shall mean an American Depositary Receipt, European Depositary Receipt, or Global Depositary Receipt or similar instrument issued by a depositary to represent the underlying securities held by the depositary.

         Section 1.12. "Domestic Subcustodian" shall mean any bank as defined in
Section 2(a)(5) of the Investment Company Act (as defined in Section 1.18) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder, that acts on behalf of one or more Funds, or on behalf of the Custodian as custodian for one or more Funds, as a Subcustodian for purposes of holding cash, securities and other assets of such Funds and performing other functions of the Custodian within the United States.

         Section 1.13. "Eligible Securities Depository" shall mean a system for the central handling of securities as defined in Rule 17f-4 under the Investment Company Act that meets the requirements of an "eligible securities depository" under Rule 17f-7 under the Investment Company Act, as such may be amended or interpreted from time to time by the Commission.

         Section 1.14. "Foreign Subcustodian" shall mean (i) any bank, trust company, or other entity meeting the requirements of an "eligible foreign custodian" under the rules and regulations under Section 17(f) of the Investment Company Act or by order of the Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the Investment Company Act meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder to act on behalf of one or more Funds as a Subcustodian for purposes of holding cash, securities and other assets of such Fund(s) and performing other functions of the Custodian in countries other than the United States.

         Section 1.15. "Fund" shall mean each pool, fund (including collective investment funds maintained by a bank for investment by employee benefit plans ("Plans")) or other entity listed on Schedule A. Collectively, they shall be referred to as the "Funds." To the extent the Custodian is required hereunder to comply with the Investment Company Act and the rules and regulations thereunder, each such entity referred to in the prior sentence shall be treated for purposes herein as if it were an "investment company" under the Investment Company Act.

         Section 1.16. "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution that purchases or sells securities and makes substantial use of custodial services.

         Section 1.17. "Interest Bearing Deposits" shall mean interest bearing fixed term and call deposits.

         Section 1.18. "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         Section 1.19. "Loans" shall mean corporate loans or participation interests therein, or assignments thereof.

         Section 1.20. "Overdraft" shall mean any payment or transfer of funds on behalf of a Fund or series of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund or series thereof.

         Section 1.21. "Overdraft Notice" shall mean any written notification of an Overdraft by facsimile transmission or any other such manner as a Fund and the Custodian may agree in writing.

         Section 1.22. "Person" shall mean the Custodian or any Subcustodian or Securities System, or any Eligible Securities Depository used by any such Subcustodian, or any nominee of the Custodian or any Subcustodian.

         Section 1.23. "Procedural Agreement" shall mean any futures margin procedural agreement among a Fund or series of a Fund, the Custodian and any futures commission merchant.

         Section 1.24. "Proper Instructions" shall mean: (i) either a tested telex or a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund or series of a Fund by one or more Authorized Persons; (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund that is transmitted in compliance with the security procedures established for such communications by the Custodian and the Fund; provided, however, that communications purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions shall include all information necessary to permit the Custodian to fulfill its duties and obligations thereunder. The Custodian shall subject all Proper Instructions provided under subsection (i) and (ii) to a commercially reasonable authentication procedure.

         Section 1.25. "Property" shall mean any securities or other assets of a Fund or series that are accepted by the Custodian for safekeeping, or cash accepted by the Custodian for deposit on behalf of a Fund or series of a Fund.

         Section 1.26. "Securities System" shall mean (i) the Depository Trust Company, including its Mortgage Backed Securities Division and/or (ii) any book-entry system as provided in (1) Subpart O of Treasury Circular No. 300, 31 CFR 306, (2) Subpart B of 31 CFR Part 350, (3) the book-entry regulations of federal agencies substantially in the form of Subpart O, (4) any other domestic clearing agency registered with the Commission under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository. Each such Securities System shall be approved, to the extent required by the Investment Company Act, by the Board of each Fund which is a registered investment company.

         Section 1.27. "Segregated Account" shall mean an account established for and on behalf of a Fund in which may be held Property that is maintained:
(i) for the purposes set forth in Section 3.08, 3.09, and 3.10, hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.

         Section 1.28. "Series" shall mean the one or more series of shares or units into which a Fund may be organized, each of which shall represent an interest in a separate portfolio of Property and shall include all of the existing and additional Series now or hereafter listed on Schedule A.

         Section 1.29. "Shareholder Servicing Agent" shall mean a Fund's transfer agent or person performing comparable duties.

         Section 1.30. "Shares" shall mean all classes of shares or units, as the case may be, of a Fund or Series.

     Section 1.31. "Subcustodian" shall mean any duly appointed Domestic Subcustodian or Foreign Subcustodian.

     Section 1.32. "Terminating Fund" shall mean a Fund or Series that has terminated the Agreement with the Custodian or as to which the Custodian has terminated the Agreement, all in accordance with the provisions of Section 8.01.

                                  ARTICLE II.

                            APPOINTMENT OF CUSTODIAN

     Each Fund hereby appoints the Custodian as custodian and as Foreign Custody Manager for the term and subject to the provisions of this Agreement. Custodian's duties and obligations as Foreign Custody Manager and with respect to Eligible Securities Depositories shall be as set forth in this Agreement, including Schedule B hereto. Each Fund shall deliver to the Custodian or a Subcustodian, or shall cause to be delivered to the Custodian or a Subcustodian, Property owned by such Fund and, where applicable, shall specify to which of its Series such Property is to be specifically allocated.

                                  ARTICLE III.

                         POWERS AND DUTIES OF CUSTODIAN

     With respect to Property of each Fund or Series, the Custodian shall have and perform the following powers and duties:

     Section 3.01. Safekeeping. The Custodian shall from time to time receive delivery of Property of a Fund or Series and shall maintain, hold and, with respect to Property that is not cash, keep safely all Property of each Fund or each Series that has been delivered to and accepted by the Custodian. Custodian shall accept and maintain Property received in the form of cash as a deposit obligation of the Custodian or a Subcustodian.

     Section 3.02. Manner of Holding Securities.

          (a) The Custodian shall at all times hold securities of each Fund or Series (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (ii) in book-entry form by a Securities System or by a transfer agent or registrar of another entity (an "Underlying System"), or (iii) with respect to Loans, by possession of all documents, certificates and other such instruments, including any schedule of payments ("Financing Documents") as are delivered to the Custodian.

          (b) Upon receipt of Proper Instructions, the Custodian shall open an Account in the name of each Fund or Series and shall hold registered securities of each Fund or Series (i) in the name or any nominee name of the Custodian, a Subcustodian or the Fund, or (ii) in street name. In carrying out the foregoing obligation, the Custodian shall, to the extent permitted by law and, where Custodian deems it advisable based upon any legal advice Custodian has obtained with respect to a particular market and upon other factors the Custodian deems appropriate, hold registered securities of each Fund or Series in a manner that is appropriate to the Fund's tax domicile and that takes into consideration the best interests of the Fund with respect to regulatory matters relating to custody; and provided further that the Custodian shall, on an ongoing basis, provide accurate information to a Fund and such other persons as a Fund may designate with respect to the registration status of each Fund's securities, and an accurate record of securities held by each Fund and such Fund's respective interest therein.

          (c) The Custodian may hold Property for all of its customers, including a Fund or Series, with any Foreign Subcustodian in an Account that is identified as belonging to the Custodian for the benefit of its customers or in a depository account, including an omnibus account, with an Eligible Securities Depository; provided, however, that (i) the records of the Custodian with respect to Property of any Fund or Series that are maintained in such Account or depository account shall identify such Property as belonging to the applicable Fund or Series and (ii) to the extent permitted and customary in the market in which the Account or depository account is maintained, the Custodian shall require that Property so held by a Foreign Subcustodian or Eligible Securities Depository be held separately from any assets of the Custodian or such Foreign Subcustodian.

          (d) The Custodian shall send each Fund and the relevant investment managers of such Fund a written statement, advice or notification of any transfers of any Property of the Fund to or from an Account or an account at an Eligible Securities Depository (a "depository account"). Each such statement, advice or notification shall identify the Property transferred and the entity that has custody of the Property.

          (e) Within sixty (60) days after the close of each fiscal year for each Fund, and within sixty (60) days after the removal or resignation of the Custodian as provided hereunder, the Custodian shall render to the applicable Board a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding fiscal year or stub period.

     Section 3.03. Security Purchases and Sales.

          (a) Upon receipt of Proper Instructions, insofar as funds are available for the purpose, the Custodian shall pay for and receive securities purchased for the account of a Fund or Series, payment being made by the Custodian only: (i) upon receipt of the securities, certificates, or other acceptable evidence of ownership (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, (3) by a Securities System or (4) by an Underlying System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted trading practices, or (4) the terms of any instrument representing the purchase. With respect to a clearing corporation or Securities

System, securities may be held only with an entity approved by a Fund's Board if such Fund is a registered investment company. Notwithstanding the foregoing, in the case of U.S. repurchase agreements entered into by a Fund, the Custodian may release funds to a Securities System or to a Domestic Subcustodian prior to the receipt of advice from the Securities System or Domestic Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account of the Custodian maintained with such Securities System or Domestic Subcustodian, so long as such payment instructions to the Securities System or Domestic Subcustodian require that the Securities System or Domestic Subcustodian may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account. In the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 3.08, 3.09, 3.11 and 3.12, the Custodian may not make payment therefor without receiving an instrument or other document evidencing said deposit except in accordance with standard industry practice.

          (b) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities that have been sold for the account of a Fund or Series, but only: (i) against payment therefor (1) in the form of cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, (2) by credit to the Account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the Account of the Custodian with a Securities System subject to final end-of-day settlement in accordance with the rules of the applicable Securities System; or
(ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law,
(3) generally accepted trading practices, or (4) the terms of any instrument representing the sale.

          (c) In the case of the purchase or sale of securities the settlement of which occurs outside of the United States or the receipt of which and payment therefor take place in different countries, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the applicable country or countries. In the case of securities held in physical form, if standard industry practice in the country so requires, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent (for example, against delivery to the Custodian or a Subcustodian of a receipt for such securities) provided that the Custodian shall take reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion to seek to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent.

          (d) The Custodian will effect book entries on a "contractual settlement date accounting" basis as described below with respect to the settlement of trades in those markets where the Custodian generally offers contractual settlement date accounting and will notify the Board, any Directing Fiduciary and the applicable investment manager of those markets from time to time.

          (i) Sales: On the settlement date for a sale, the Custodian will credit the applicable Fund's cash account with the proceeds of the sale and transfer the relevant securities to an account at the Custodian pending settlement of the trade where not already delivered. Such credit will be provided regardless of whether or not the Custodian or the Fund has physical possession of a security that is on loan.

          (ii) Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), the Custodian will debit the applicable Fund's cash account for the settlement amount and credit a separate account at the Custodian. The Custodian then will post the Fund's securities account as awaiting receipt of the expected securities. The Fund will not be entitled to the securities that are awaiting receipt until the Custodian or a Subcustodian actually receives them.

The Custodian reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons. If in its reasonable opinion it determines that a transaction will not settle, the Custodian may upon oral or written notification to the applicable investment manager reverse any debit or credit made pursuant to this subsection prior to a transaction's actual settlement and the Custodian or the Fund, as the case may be, will return without interest the proceeds credited or debited and, to the extent such reversal results in an overdraft by the Fund, the Fund will bear the cost of such overdraft in accordance with procedures agreed with the Custodian from time to time. The Board acknowledges that the procedures described in this sub-section are of an administrative nature, and the Custodian does not undertake to make loans and/or securities available to the Funds. With respect to any sale or purchase transaction that is not posted to the Fund's account on the contractual settlement date as referred to in this Subsection, the Custodian will post the transaction on the date on which the cash or securities received as consideration for the transaction is actually received by the Custodian.

     Section 3.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall, to the extent permitted by applicable law and in accord with standard industry practice in the relevant market, exchange securities held by the Custodian for the account of any

Fund or Series for other securities in connection with any reorganization, recapitalization, stock split, change of par value, conversion or other event relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. With respect to tender or exchange offers, the Custodian shall transmit promptly to the relevant investment manager(s) of a Fund all written information actually received by the Corporate Actions Department or other applicable department of the Custodian, or from a Subcustodian, an Eligible Securities Depository, or a Securities System, or directly from issuers of the securities whose tender or exchange is sought and from the parties (or their agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, an Authorized Person of the Fund shall notify the Custodian prior to the date on which the Custodian is to take such action. Without receiving such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 3.02(b), and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or nominee of the Custodian and further provided that the Custodian shall, consistent with local market practice, at the time of surrendering the securities or instruments (i) receive a receipt or other instrument or document evidencing the ownership thereof or (ii) take other reasonable steps to seek to ensure proper delivery of the securities and adequate protection of a Fund's ownership interest in the securities.

     Section 3.05. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall instruct a Subcustodian appointed pursuant to Article V hereof to surrender securities to the depositary that holds securities of an issuer that are represented by DRs for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian that the depositary has acknowledged receipt of instructions to issue DRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate.

     Upon receipt of Proper Instructions, the Custodian shall surrender DRs to the issuer thereof against a written receipt therefor adequately describing the DRs surrendered and written evidence satisfactory to the Custodian that the issuer of the DRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such DRs to a Subcustodian.

     Section 3.06. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities, for the purpose of being exercised or sold, provided that the new Property, if any, acquired by such action is to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all commercially reasonable action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian has actual knowledge, and shall promptly notify the relevant investment manager(s) of the applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

     Section 3.07. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights, foreign tax reclaims and other items of a like nature, and deal with the same pursuant to Proper Instructions relative thereto. Custodian duties and obligations under this Section 3.07 may from time to time be limited by written agreement between the Custodian and a Fund or Series. With respect to securities held by the Custodian in street name, Custodian's duties and obligations under this Section 3.07 shall be limited to those stock dividends, foreign tax reclaims and other items of a like nature that the Custodian is able, using commercially reasonable methods (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion, to receive and collect from the record holders of such securities. The Custodian's further duties and obligations with respect to tax reclaims shall be as set forth in Schedule C hereto.

     Section 3.08. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement among the Custodian, any registered broker-dealer and, if necessary, a Fund on its own behalf or on behalf of any applicable Series relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (i) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Fund or Series;
(ii) deposit and maintain Property in a Segregated Account; and (iii) pay, release and/or transfer such Property in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. Each Fund or Series (severally and not jointly) and the broker-dealer shall be responsible for the sufficiency of assets held in any Segregated Account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, or releases of the Commission or interpretive positions of the Commission staff.

     Section 3.09. Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provisions of any Procedural Agreement among a Fund, the Custodian, and any futures commission merchant regarding "margin," the Custodian shall: (i) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Fund; (ii) segregate and maintain in a Segregated Account Property designated as initial, maintenance or variation margin deposits intended to secure the performance by the applicable Fund or Series of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and
(iii) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreement. Alternatively, the Custodian may deliver assets in accordance with Proper Instructions to a futures commission merchant for purposes of the margin requirements in accordance with Rule 17f-6 under the Investment Company Act. If delivery is made in accordance with Proper Instructions, Custodian shall be deemed to have acted in accordance with Rule 17f-6. Each Fund or Series (severally and not jointly) and such futures commission merchant shall be responsible for the sufficiency of assets held in the Segregated Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

     Section 3.10. Borrowings. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund or Series thereof to lenders or their agents or otherwise establish a Segregated Account at the Custodian as agreed to by the applicable Fund or Series and the Custodian and, where applicable, any third-party lender, as collateral for borrowings effected by such Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the applicable Fund and concurrently with the delivery of such securities.

     Section 3.11. Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase Interest Bearing Deposits for the account of a Fund or Series, the Custodian shall purchase such Interest Bearing Deposits in the name of the Custodian on behalf of the applicable Fund or Series with such Banking Institutions and in such amounts as the applicable Fund or Series may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Fund or Series appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall receive and retain such forms of advice or receipt, if any, evidencing such Interest Bearing Deposit as may be forwarded to the Custodian by the Banking Institution. The Custodian shall not be liable under this Agreement for the default by an issuer of any Interest Bearing Deposit, even if such issuer is an affiliate. Nothing in the foregoing sentence is intended to relieve an issuer of Interest Bearing Deposits of its obligations with respect to any such Interest Bearing Deposit or limit any Fund's ability to enforce its rights under such Interest Bearing Deposit.

     With respect to Interest Bearing Deposits other than those accepted on the Custodian's books (i) the Custodian shall be responsible for the collection of income as set forth in Section

3.14 and the transmission of cash and instructions to and from such Interest Bearing Deposit; and (ii) except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of the Banking Institution. So long as the Custodian and its agents (including Subcustodians) act in accordance with Proper Instructions in a manner that comports with the Standard of Care and provided there has been no fraud, willful default or willful misconduct by the Custodian or its agents (including Subcustodians), the Custodian shall have no responsibility for the failure of such Banking Institution to pay upon demand. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Banking Institution that is not a branch or Affiliate of the Custodian. Notwithstanding the foregoing, if the Fund and the Custodian have agreed that the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution and the Custodian has not prudently selected or monitored such Banking Institution and such Banking Institution later becomes insolvent, the Custodian shall be liable for losses related to such insolvency to the extent they were reasonably preventable had the Custodian prudently selected or monitored such Banking Institution. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation (it being understood and acknowledged that such deposits are not eligible for "pass-through" insurance).

     Section 3.12. Foreign Exchange Transactions.

               (a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund or Series with such currency brokers or Banking Institutions as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash to and receipt of cash from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements delivered to the Custodian or a Subcustodian evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 3.25. Except as agreed upon in writing by the Custodian and a Fund from time to time, the Custodian shall have no duty under this Section 3.12(a) with respect to the selection of the currency brokers or Banking Institutions with which the Fund or a Series deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of selected brokers or Banking Institutions to comply with the terms of any contract or option.

          (b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall, only to the extent permitted by applicable law (including the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), enter as principal into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund or Series. When acting as principal, the Custodian shall be responsible for the prudent selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option. In cases where the Custodian, or its subsidiaries, Affiliates, or Subcustodians enter into a separate master foreign exchange contract with a Fund that covers foreign exchange transactions for an Account, the terms and conditions of that foreign exchange contract, and, to the extent not inconsistent, this Agreement, shall apply to such transactions.

     Section 3.13. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund in connection with loans of securities by such Fund, to the borrower thereof or a securities lending agent identified by the Fund, upon, or, upon Proper Instructions, prior to, the receipt of cash collateral, if any, for such borrowing. In the event U.S. Government securities are to be used as collateral, the Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian. The Custodian and each Fund understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of collateral in the form of U.S. Government securities. To the extent the Custodian acts as lending agent for a Fund, each party's duties and obligations with respect to that arrangement will be governed by a separate written agreement mutually agreed upon by the Fund and the Custodian.

     Section 3.14. Collections. (a) The Custodian will credit the applicable Fund's cash account with income and redemption proceeds on securities in accordance with the times notified by the Custodian from time to time on or after the anticipated payment date (but in no case later than the date of actual receipt of such payment by the Custodian), net of any taxes that are withheld by the Custodian or any third party. Where no time is specified for a particular market, income and redemption proceeds from securities will be credited only after actual receipt and reconciliation. The Custodian may reverse such credits upon oral or written notification to the applicable investment manager if the Custodian in its reasonable opinion believes that the corresponding payment will not be received by the Custodian within a reasonable period or such credit was incorrect.

         (b) Consistent with standard industry practice in the applicable market, the Custodian shall, and shall cause any Subcustodian to, take all commercially reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) at its discretion to: (i) collect amounts due and payable to each Fund or Series with respect to portfolio securities and other assets of each such Fund or Series; (ii) promptly credit to the Account of each applicable Fund or Series all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder no later than upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (iii) promptly endorse and deliver any instruments required by standard industry practice in each market to effect such collections; and (iv) pursuant to Proper Instructions, promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Fund or Series, or in connection with the purchase, sale or transfer of such securities or other assets. The Custodian shall promptly notify each applicable Fund and the relevant investment managers of each such Fund in accordance with standard operating procedures if any amount payable with respect to portfolio securities or other assets of the Fund or Series is not received by the Custodian when due. Unless otherwise agreed with a Fund, the Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default. With respect to amounts due and payable on portfolio securities held by the Custodian in street name, Custodian's duties and obligations under this
Section 3.14 shall be limited to the collection of amounts of which Custodian has actual knowledge and that it is able, using commercially reasonable methods, to collect from the record holder of such securities. Subject to the provisions of any separate written agreement entered into by the Custodian and a Fund pursuant to Section 3.13, income due each Fund or Series on securities loaned shall be the responsibility of such Fund or Series, provided that the Custodian shall use all commercially reasonable methods to assist the Fund or Series to collect such income.

     Section 3.15. Dividends, Distributions and Redemptions. Upon receipt of Proper Instructions, the Custodian shall promptly release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders and unitholders. Upon receipt of Proper Instructions, the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct for payment to Fund shareholders and unitholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their Shares of such Fund.

     Section 3.16. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by a Fund or Series and shall promptly credit such funds to the Account(s) of the applicable Fund or Series. The Custodian shall promptly notify each applicable Fund or Series and the relevant investment manager(s) of such Fund or Series of the Custodian's receipt of cash in payment for Shares issued by such Fund or Series by facsimile transmission or in such other manner as the Fund or Series and the Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (i) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Fund or Series; and (ii) make federal funds received by the Custodian available to the applicable Fund or Series as of specified times agreed upon from time to time by the applicable Fund or Series and the Custodian, in the amount received in payment for Shares which are deposited to the Accounts of each applicable Fund or Series.

     Section 3.17. Proxies, Notices, Etc. The Custodian shall provide each Fund or Series with proxy services in accordance with the terms and conditions set forth in Schedule D to this Agreement.

     Section 3.18. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of each Fund or Series.

     Section 3.19. Nondiscretionary Functions. The Custodian shall attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Fund held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

     Section 3.20. Bank Accounts.

          (a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a Bank Account on the books of the Custodian or any Subcustodian or a Banking Institution other than the Custodian or any Subcustodian provided that such Bank Account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Fund or Series, and shall be subject only to the draft or order of the Custodian; provided, however, that such Bank Accounts in countries other than the United States may be held in an Account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Fund or other customer for which Property is held in such Account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Except upon the request of a Fund and as agreed by the Custodian, the

Custodian shall have no duty with respect to the selection of a Banking Institution. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution.

          (b) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 3.20 to be insured to the maximum extent possible by all applicable government deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

     Section 3.21. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund or Series in a Securities System provided that such Fund's Board, to the extent required by the Investment Company Act, has specifically approved such Securities System prior to its use. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any, and Custodian's duties and obligations with respect to securities deposited or maintained therein will at all times be subject to the rules and procedures of the applicable Securities System. To the extent permitted by the foregoing, use of a Securities System shall also be subject to the following provisions:

          (a) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Subcustodians appointed by the Custodian (provided that any such Subcustodian shall be qualified to act as a custodian of such Fund pursuant to the Investment Company Act and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an Account of the Custodian or such Subcustodian in the Securities System, which Account shall not include any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

          (b) The Securities System shall be obligated to comply with the directions of the Custodian or Subcustodian, as the case may be, with respect to the securities held in such Account.

          (c) Each Fund or Series hereby designates the Custodian, or the Custodian's or Securities System's nominee, as the case may be, as the party in whose name or nominee name any securities deposited by the Custodian in the Account at the Securities System are to be registered.

          (d) The books and records of the Custodian with respect to securities of a Fund or Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund or Series.

          (e) Upon receipt of Proper Instructions and subject to the provisions of Section 3.03, the Custodian shall pay for securities purchased for the account of any Fund or Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund or Series. The Custodian shall transfer securities sold for the account of any Fund or Series upon (i) receipt of an advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund or Series. Copies of all advices from the Securities System of transfers of securities for the account of a Fund or Series shall identify the Fund or Series, be maintained for the Fund or Series by the Custodian or Subcustodian as referred to in Section 3.21(a), and be provided to the Fund or Series at its request. The Custodian shall furnish to each Fund or Series and to the relevant investment managers for each Fund or Series confirmation of each transfer to or from the account of such Fund or Series in the form of a written report or notice and shall furnish to each Fund or Series and to the relevant investment managers for each Fund or Series copies of daily transaction reports reflecting each day's transactions in the Securities System for the account of that Fund or Series on the next succeeding Business Day. Such transaction reports shall be delivered to each applicable Fund or Series and to the relevant investment managers for each Fund or Series, or any Subcustodian designated by such Fund or Series, pursuant to Proper Instructions by computer or in any other manner as such Fund or Series and the Custodian may agree in writing.

          (f) The Custodian shall provide each Fund with any report obtained by the Custodian or Subcustodian as referred to in Section 3.21(a) on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

          (g) Upon receipt of Proper Instructions, the Custodian shall terminate the use of any such Securities System on behalf of that Fund or Series as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Fund or Series maintained with such Securities System.

     Section 3.22. Maintenance of Assets in Underlying Systems. The Custodian may maintain securities owned by each Fund or Series by book-entry in an Underlying System provided that the Custodian's books and records identify the specific type and amount of securities so held and the Custodian reconciles those records against the book-entry records of the Underlying System on a monthly basis.

     Section 3.23. Other Transfers. Upon receipt of Proper Instructions, the Custodian shall deliver securities, funds and other Property of each Fund to a Subcustodian or another custodian of such Fund; and, upon receipt of Proper Instructions, make such other disposition of securities, funds or other Property of such Fund in a manner other than, or for purposes other than, as enumerated elsewhere in this Agreement, provided that Proper Instructions relating to such disposition shall include a statement of the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

     Section 3.24. Establishment of Segregated Account(s). Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a Segregated Account for and on behalf of a Fund or Series in which Segregated Account may be held Property of such Fund or Series, including securities maintained by the Custodian in a Securities System pursuant to Section 3.21 hereof, said Segregated Account to be maintained: (i) for the purposes set forth in Section 3.08, 3.09, and 3.10, hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666 (pub. avail. Apr. 18, 1979), or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.

     Section 3.25. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders, unitholders and others, audits of accounts, and other ministerial matters of like nature. Subject to Section 9.15, the Custodian shall maintain complete and accurate records with respect to all matters covered by this Agreement (including but not limited to securities and other assets held for the account of each Fund or Series) so as to comply with the provisions of the Investment Company Act as well as the rules and regulations of the Commission applicable to investment companies registered under the Investment Company Act and the provisions of Rule 204-2 of the Commission promulgated under the Investment Advisers Act of 1940, including, without limitation: (i) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (ii) ledgers or other records reflecting (1) securities in transfer, (2) securities in physical possession, (3) securities borrowed, loaned or collateralizing obligations of each Fund, (4) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (5) dividends and interest received, (6) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (7) the amount of reclaims or refunds for foreign taxes paid; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund or Series as such Fund or Series shall reasonably request and Custodian shall agree, which agreement shall not be unreasonably withheld. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund or Series and in compliance with the rules and regulations of the Commission, including, but not limited to, books and records required to be maintained by Section 31(a) of the Investment Company Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be available upon reasonable prior notice during normal business hours for inspection and use by such Fund or Series and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund or Series shall take any actions or cause the Custodian to take any actions that would cause the Custodian, either directly or indirectly, to violate any applicable laws, regulations or orders.

     Section 3.26. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all commercially reasonable actions as a Fund may request to obtain from

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

year to year favorable opinions from such Fund's independent certified public accountants with respect to the Custodian's activities.

     Section 3.27. Reports by Independent Certified Public Accountants. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the custodial services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting controls and procedures for safeguarding Property, including Property deposited and/or maintained in a Securities System or Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian. Delivery by the Custodian of its then current SAS 70 Report shall constitute compliance with this Section 3.27.

     Section 3.28. Overdrafts. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion and only to the extent permitted by applicable law (including ERISA and national banking law), provide an Overdraft to the applicable Fund, in an amount sufficient to allow the completion of such payment. Overdrafts may also arise by reason of the Custodian's reversal of any provisional credit extended to a Fund. Any Overdraft provided hereunder (i) shall be payable on demand or at such time as shall be agreed upon by the applicable Fund and the Custodian; and (ii) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund at a rate agreed upon in writing, from time to time, by the Custodian and the applicable Fund. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to support on a temporary basis the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency cash needs not reasonably foreseeable by such Fund. The Custodian shall promptly provide an Overdraft Notice of any Overdraft by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing. If, pursuant to Proper Instructions, a Fund or Series requests the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or Series being liable for the payment of money or incurring liability in some other form, the Fund, or the Fund on behalf of a Series, shall, as a prerequisite to the Custodian agreeing to take such action, provide indemnity to the Custodian in an amount and form satisfactory to the Fund and the Custodian.

     Section 3.29. Reimbursement for Advances. If, in carrying out Proper Instructions, the Custodian advances cash or securities or makes any payment from Custodian's own funds for any purpose for the benefit of a Fund or Series, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own fraud, willful default, willful misconduct or breach of the Standard of Care, any Property held for the account of that Fund or Series shall be security for such advance or payment in an amount not to exceed the amount of such advance or payment. If the applicable Fund or Series fails to promptly repay the advance, the Custodian shall be entitled to use such Fund's or Series' available cash and to dispose of the Property of such Fund or Series to the extent necessary to obtain reimbursement in full for the amount of such advance or payment. The security interest granted to the Custodian under this Section 3.29 shall apply to all advances provided by the Custodian to a Fund or Series, including Overdrafts as defined in Section 1.20 and intraday overdrafts that arise and are settled during the same Business Day, for the period during which any such advance remains outstanding. Notwithstanding the foregoing, no security is granted hereunder to the Custodian with respect to a Fund which is a registered investment company if the grant of such security would result in a "senior security" as that term is used under Section 18 of the Investment Company Act.

     Section 3.30. Claims. The Custodian agrees that all claims upon a Fund with respect to subjects covered, if any, by the attached Schedule E shall be made in accordance with Schedule E. In the event that the Custodian needs to make a claim against a Fund pursuant to Schedule E, the Custodian must make such claim within the period specified in Exhibit E, or within such other period as may be mutually agreed upon from time to time by the Custodian and a Fund. Claims not covered by Schedule E shall be made within such period as may be mutually agreed upon from time to time by the Custodian and a Fund. The applicable Fund will research the cause and make payment if applicable, or forward the claim to the appropriate party.

                                  ARTICLE IV.

                     PROPER INSTRUCTIONS AND RELATED MATTERS

     Section 4.01. Proper Instructions.

         (a) Oral Communications. Proper Instructions in the form of oral communications shall be confirmed on the same day as such instructions are given by the applicable Fund or Series by tested telex or in a writing (including a facsimile transmission) signed or initialed by or on behalf of the applicable Fund or Series by one or more Authorized Persons. The Custodian shall subject all Proper Instructions to a commercially reasonable authentication procedure. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian.

          (b) Form of Proper Instructions. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions. Proper Instructions may be transmitted electronically or by computer, provided that a Fund or Series has followed any relevant security procedures agreed to from time to time by the Fund and the Custodian. Each Fund shall be responsible for safeguarding any testkeys, identification codes or other security devices that the Custodian makes available to the Fund. A communication is not a Proper Instruction unless it includes all information necessary to permit the Custodian to act on such instruction in accordance with its duties and obligations hereunder. The Custodian will promptly notify the sender of an instruction if it believes that an instruction is not a Proper Instruction. Subject to it and its agents (including Subcustodians) exercising the Standard of Care, complying with the provisions of this agreement and there being no fraud, willful default or willful misconduct by the Custodian or its agents (including Subcustodians), the Custodian shall be without liability for relying on any instruction, including any instruction transmitted via facsimile, that it reasonably believes after appropriate authentication to be a Proper Instruction.

          (c) Address for Proper Instructions. Proper Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number, or appropriate electronic address, agreed upon from time to time by the Custodian and the applicable Fund.

     Section 4.02. Authorized Persons. All persons authorized in writing by each Fund or Series to give Proper Instructions (as defined in Section 1.24) or any other notice, request, direction, instruction, certificate or instrument on behalf of a Fund or a Series shall be Authorized Persons. The Board of a Fund and any investment managers hired by a Fund (and their employees to the extent provided in the following sentence) shall be considered Authorized Persons unless the Custodian is otherwise notified in writing by the Board of a Fund or its delegate. Officers of a Fund, employees of a Trustee and employees of investment managers shall be considered Authorized Persons only to the extent, the Board, the Trustee or an investment manager which is an Authorized Person has provided a written certificate to the Custodian setting forth the names, titles, signatures and scope of authority (if limited) of each employee intended to be an Authorized Person of such Fund (each a "Certificate"). At least annually, the Custodian shall be required to obtain written representations from all investment managers utilized by a Fund that the certificate provided by such manager is current and complete. Such certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until the earlier of (i) twelve months following the date of the most recent certificate by such investment manager and (ii) the date of delivery to the Custodian of a written notice by such investment manager modifying such certificate to the contrary. Upon delivery of a written notice that deletes the name(s) of a one or more persons previously authorized to give Proper Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Proper Instructions and the Custodian shall promptly notify entity delivering such new notice of any outstanding notice, request, direction, instruction, certificate or instrument(s) signed by any such deleted person on behalf of such Fund(s).

     Section 4.03. Persons Having Access to Assets of the Fund or Series. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Director, Trustee, officer, employee of any Fund or Series shall have physical access to the assets of the Fund or Series held by the Custodian nor shall the Custodian deliver any assets of such Fund or Series for delivery to an account the Custodian knows or should know to be the account of such person; provided, however, that nothing in this Section 4.03 shall prohibit
(i) any Authorized Person from giving Proper Instructions so long as such action does not result in delivery of or access to assets of any Fund or Series prohibited by this Section 4.03; or (ii) each Fund's independent certified public accountants from examining or reviewing the assets of the Fund or Series held by the Custodian. Notwithstanding the foregoing, an authorized payment of fees for services or expenses to any person listed in the first sentence of this Section 4.03 shall not be prohibited by this Section.

     Section 4.04. Actions of Custodian Based on Proper Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

                                   ARTICLE V.

                                  SUBCUSTODIANS

     The Custodian may, from time to time, in accordance with the relevant provisions of this Article V, select and appoint one or more Domestic Subcustodians and/or Foreign Subcustodians to act on behalf of a Fund or Series.

     Section 5.01. Domestic Subcustodians. Upon receipt of Proper Instructions and in accordance therewith, the Custodian may from time to time select and appoint one or more Domestic Subcustodians to hold and maintain Property of a Fund or a Series in the United States. The Custodian may also, at any time and from time to time, without instructions from a Fund or Series, appoint a Domestic Subcustodian; provided, that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its Subcustodian.Foreign Subcustodians. The Custodian may, at any time and from time to time, select and appoint a Foreign Subcustodian that complies with the requirements for a bank described in paragraph (a) (2) (ii) (A) (1) of US Department of Labor Regulations at Section 2550.404b-1, subject to the provisions of the 17f-5 Procedures and Guidelines included in Schedule B attached hereto. Each Foreign Subcustodian and the countries where it may hold securities and other assets of the applicable Funds shall be listed on Schedule F attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.06 hereof. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment of the Fund or one of its Series that is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian (i) to effect the appropriate arrangements with a proposed foreign subcustodian or (ii) to determine in its sole discretion and timely inform the Fund that such appropriate arrangements are not available through the Custodian. With respect to Funds that contain "plan assets", the Custodian reserves the right to refuse to accept delivery of securities in countries and jurisdictions other than those it customarily makes generally available from time to time to employee benefit plans governed by ERISA. The Custodian shall give reasonable prior written notice to each Fund with "plan assets" of any countries or jurisdictions for which it expects to refuse to accept delivery of securities for the reason stated in the prior sentence.

     Section 5.02. Termination of a Subcustodian. The Custodian shall monitor each Domestic Subcustodian and Foreign Subcustodian on a continuing basis and shall take all reasonable actions to ensure that each such Subcustodian performs all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian determines that a Subcustodian has failed to substantially perform its obligations thereunder which relate or could reasonably be expected to relate to any Fund, the Custodian shall promptly notify each applicable Fund and the relevant investment manager(s) of each such Fund of such failure to perform. Upon receipt of Proper Instructions, the Custodian shall terminate a Subcustodian with respect to a Fund and either (i) select and appoint in its sole discretion a replacement Subcustodian in accordance with the provisions of
Section 5.01 or Section 5.02, as the case may be, or (ii) determine in its sole discretion and inform the Fund in a timely manner that appropriate alternate arrangements are not available through the Custodian. In addition to the foregoing, the Custodian may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian or Foreign Subcustodian.

     Section 5.03. Eligible Securities Depositories. The Custodian or a Subcustodian may at any time and from time to time place and maintain Property of a Fund or Series with an Eligible Securities Depository subject to the provisions of this Agreement, including the 17f-7 Procedures and Guidelines included in Schedule B. Each Eligible Securities Depository through which the Custodian or any Subcustodian may hold securities and other assets of the Funds shall be listed on Schedule G attached hereto, as it may be amended from time to time. Each Fund or Series and the Custodian understand and acknowledge that a Fund or Series may maintain Property with an Eligible Securities Depository prior to the receipt of the initial risk analysis required by Schedule B and prior to its inclusion on Schedule G; provided, however, that such analysis shall be completed by the Custodian and provided to the Fund or Series as soon as practicable after such Property is placed with the Eligible Securities Depository.

                                  ARTICLE VI.

                       STANDARD OF CARE; INDEMNIFICATION

     Section 6.01.  Standard of Care.

             (a) General Standard of Care. The Custodian shall perform its services hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the performance of similar services and shall at all times act in good faith and agrees to use its best efforts within reasonable limits to perform (or cause its agent or Subcustodian to perform) accurately the services of the Custodian under this Agreement (all of the foregoing collectively, the "Standard of Care"), including any Schedules or Appendices hereto and/or in Proper Instructions but only to the extent such instructions do not increase the duties or obligations of the Custodian under this Agreement. The Custodian shall be liable to each Board and any fiduciary which directs any Trustee of any Fund or Series ("Directing Fiduciary") and each of their affiliates, each Fund or Series (and each of the agents of any such Board, Fund, Series or Directing Fiduciary but only to the extent any of them are liable for the actions or omissions of any such agents),and the shareholders and unitholders of each Fund (but only to the extent any Board, Fund, Series or Directing Fiduciary is liable to such shareholders or unitholders) and, if such Fund or Series contains "plan assets" within the meaning of ERISA, each Plan for all losses, damages and expenses suffered or incurred by them to the extent they arise out of or relate to the failure of the Custodian or its agents (including Subcustodians) to exercise such Standard of Care, or to the extent they arise out of or relate to the fraud, willful default or willful misconduct of the Custodian or its agents (including Subcustodians).

             (b) General Limitation on Liability. No party hereto shall be liable to another party for (i) any indirect, consequential, special or speculative losses, damages, liability or expenses (together "Consequential Damages"), even if they have been advised of the possibility of the same and regardless of the form of action, or (ii) losses resulting from (a) the general risk of investing or (b) investing assets in a particular country; provided however, that, notwithstanding the foregoing or any other provision in this Agreement to the contrary, if a Fund contains "plan assets" within the meaning of ERISA, the Custodian shall be liable for Consequential Damages to the extent that a Board, Directing Fiduciary, Fund or Series would be liable under ERISA for the actions of the Custodian and/or its agents and to the extent such Consequential Damages arise out of or relate to the fraud, willful default or willful misconduct of, or breach of the Standard of Care by, the Custodian or any of its agents (including Subcustodians). For sake of clarity, it is understood that a loss which arises out of or relates to the fraud, willful default or willful misconduct of, or breach of the Standard of Care by, the Custodian or any of its agents (including Subcustodians) is not a loss contemplated by (ii) of the prior sentence. Except as required by law, the Custodian shall not be liable for the insolvency of a Securities System or unaffiliated Eligible Securities Depository nor shall the Custodian be liable for the insolvency of any Subcustodian that is not a branch or Affiliate of the Custodian unless the Custodian has breached the Standard of Care in the appointment or monitoring of such Subcustodian. In the event any party hereto is unable to perform its obligations under the terms of this Agreement because of events beyond its reasonable control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform during the period of such events.

             (c) Actions Prohibited by Applicable Law. In no event shall any party hereto incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act that this Agreement provides shall be performed or omitted to be performed, by reason of any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction, unless and to the extent that, in each case, such delay or nonperformance is caused by the fraud, willful default or willful misconduct of, or breach of the Standard of Care by, the applicable Person or its agents (for purposes of this clause the Custodian shall be deemed to be not an agent of any Fund, Series or Board).

             (d) Mitigation by Custodian. Upon the occurrence of any event that causes or that the Custodian believes or a Fund reasonably believes will imminently cause any loss, damage or expense to any Fund or Series, Board or Directing Fiduciary, the Custodian (i) shall take and (ii) shall take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps to mitigate the effects of such event and to avoid continuing harm to a Fund or Series, Board or Directing Fiduciary. If the Custodian must seek Proper Instructions from a Fund or Series, or Board or Directing Fiduciary in order either to take such commercially reasonable steps itself or to take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps and timely requests such Proper Instructions, but the applicable Fund or Series or Board or Directing Fiduciary does not provide such Proper Instructions, the Custodian (both as to itself and with respect to any applicable Subcustodian) shall have no further obligations under this
Section 6.01(d).

             (e) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel (who may be counsel to a Fund, Series, Board or Directing Fiduciary) on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith in accordance with and pursuant to the advice of (i) counsel for the applicable Fund or Funds, Series, Board or Directing Fiduciary, or (ii) at the expense of the Custodian, such other counsel as the Custodian may choose (unless counsel for the applicable Fund or Funds, Series, Board or Directing Fiduciary has already provided advice on the matter and such advice has been provided to the Custodian in a form in which the Custodian may rely on such advice); provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian and its agents (including Subcustodians) shall be required to conform to the Standard of Care.

             (f) Authorization to Take Action. Subject to the provisions of this Agreement and applicable law (including, but not limited to, ERISA and national banking law), each Fund or Series authorizes the Custodian to take such actions as may be necessary to fulfill Custodian's duties and obligations under this Agreement notwithstanding that Custodian or any of its divisions or Affiliates may have a material interest in a transaction or circumstances are such that Custodian may have a potential conflict of duty or interest in connection with a transaction, including a conflict arising from the fact that the Custodian or any of its Affiliates may provide brokerage services to other customers, act as financial adviser to the issuer of Property, act as a lender to the issuer of Property, act as agent for more than one customer in the same transaction, have a material interest in the issuance of Property or earn profits from any of the activities set forth above.

             (g) Plan Assets. Notwithstanding any other provision in this Agreement to the contrary, to the extent that any Fund holds "plan assets," within the meaning of ERISA, with the Custodian, the Custodian acknowledges and agrees that, to the extent it is deemed to be a fiduciary, within the meaning of ERISA, with respect to such plans for performing the duties described hereunder, the Custodian represents and warrants that it is familiar with and will comply with the fiduciary responsibility provisions of Title I, Subtitle B Part 4, of ERISA in the performance of fiduciary obligations owed by the Custodian under ERISA, if any, to any Board, Fund, Series or Directing Fiduciary with respect to a Fund or Series that contains "plan assets" as defined in ERISA and any Plan participant in such Fund or Series and such Plan's beneficiaries.

     Section 6.02.  Liability of Custodian for Actions of Other Persons.

             (a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian selected by the Custodian, or, subject to the provisions of the Rule 17f-5 Procedures and Guidelines included in Schedule B, any Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself. If a Fund directs the Custodian to appoint a specific Domestic Subcustodian, the Custodian shall, with respect to such Domestic Subcustodian, be responsible only for losses arising from its own fraud, willful default, willful misconduct or breach of the Standard of Care. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian is liable, the Custodian shall reimburse such Fund in the amount of any such loss, damage or expense.

             (b) Securities Systems. Notwithstanding the provisions of Sections 6.01 and 6.02(a) to the contrary, the Custodian shall only be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the use by the Custodian or a Subcustodian of a Securities System to the extent the Custodian or Subcustodian, as applicable, is able to recover from the Securities System, unless such loss, damage or expense is caused by, or results from, the Custodian's or Subcustodian's fraud, willful default, willful misconduct or breach of the Standard of Care in its interactions with the Securities System; provided, however, that in the event of any such loss, damage or expense, the Custodian shall, or cause its Subcustodians to, take all commercially reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Fund.

             (c) Eligible Securities Depositories. With respect to Eligible Securities Depositories, the Custodian shall be responsible only for those duties and obligations set forth in the 17f-7 Procedures and Guidelines included in Schedule B to this Agreement pursuant to the requirements of Rule 17f-7 under the Investment Company Act. The Custodian shall exercise reasonable care, diligence and prudence in carrying out its duties and responsibilities with respect to Eligible Securities Depositories.

     Section 6.03.  Indemnification by Funds.

             (a) Indemnification Obligations. Subject to the limitations set forth in Section 6.01(b) of this Agreement, each Fund or Series severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees, directors, officers, agents, and employees (collectively, the "Indemnitees") from all loss, damage and expense (including reasonable attorneys' fees), including but not limited to those arising out of claims of negligence made by third parties, suffered or incurred by the Indemnitees arising out of or related to actions taken by the Custodian on behalf of such Fund or Series in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to any loss, damage and expense arising out of or related to the fraud, willful default, willful misconduct of, or breach of the Standard of Care by, any Indemnitee or to any consequential, special, or speculative loss, damage or expense. In addition, each Fund or Series agrees severally and not jointly to indemnify any Indemnitee against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Indemnitee, resulting solely from the fact that securities and other property of such Fund or Series are registered in the name of such Indemnitee; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes that may be imposed or assessed against any Indemnitee.

             (b) Notice of Litigation, Right to Prosecute, Etc. No Fund or Series shall be liable for indemnification for losses or expenses arising out of litigation against an Indemnitee under this Section 6.03 if such Indemnitee shall have failed promptly to notify such Fund or Series in writing of the commencement of any litigation or proceeding brought against such Indemnitee in respect of which indemnity may be sought under this Section 6.03 to the extent that such failure to notify shall have had a material adverse effect on such Fund or Series. With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to any Indemnitee, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, an Indemnitee shall be entitled to participate in at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Indemnitee with respect to such litigation or proceeding. If such Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Indemnitee shall reasonably prosecute such litigation or proceeding. An Indemnitee shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgment, and without each such Fund's prior written consent, which consent shall not be unreasonably withheld. All Indemnitees shall submit written evidence to each applicable Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request. With respect to the Custodian, if a Fund has acknowledged in writing its obligation to indemnify the Custodian, the Fund shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian's prior written consent.

             (c) Commencement of Litigation. The Custodian may not commence any litigation on behalf of a Fund or Series except pursuant to Proper Instructions from the Fund's Board or with the applicable Fund's prior written consent. Except where the Custodian is a necessary party to the litigation, a Fund or Series shall not instruct the Custodian to commence litigation without the Custodian's prior consent, which consent shall not be unreasonably withheld.

     Section 6.04. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage. If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person and the Fund shall provide the Custodian with reasonable cooperation in respect of such enforcement. Upon such Fund's election to enforce any rights of the Custodian under this Section 6.04, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund; provided that, so long as such Fund has acknowledged in writing its obligation to indemnify the Custodian under
Section 6.03 hereof with respect to such claim, such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund without the Custodian's consent and, provided further, that if such Fund has not made an acknowledgement of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such Fund's enforcement of any rights of the Custodian. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.04; provided, however, that such reimbursement shall not apply to expenses to the extent that they arise out of or are attributable to the fraud, willful default, willful misconduct of, or breach of the Standard of Care by, the Custodian or its agents (including Subcustodians). Each Fund agrees that it shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian's prior written consent.

     Section 6.05.  Indemnification by Custodian.

             (a) Indemnification Obligations. Subject to the limitations set forth in Section 6.01(b) of this Agreement, the Custodian agrees to indemnify and hold harmless each Fund or Series severally and not jointly and its Board, trustee(s), nominees, directors, officers, and employees, any Directing Fiduciary and the Board's and the Directing Fiduciary's affiliates, (and each of the agents of any such Board, Fund, Series or Directing Fiduciary but only to the extent any of them are liable for the actions or omissions of any such agents),and the shareholders and unitholders of each Fund (but only to the extent any Board, Fund, Series or Directing Fiduciary is liable to such shareholders or unitholders)(collectively, the "Fund Indemnitees") and, if such Fund or Series contains "plan assets" within the meaning of ERISA, each Plan (each Plan being a "Plan Indemnitee") from all loss, damage and expense (including reasonable attorneys' fees of third parties), including but not limited to those arising out of claims of negligence made by third parties, suffered or incurred by the Fund Indemnitees and Plan Indemnitees to the extent and only to the extent such loss, damage or expense arises out of or relates to Custodian's (or any of its agents, except as otherwise provided hereunder) fraud, willful default, willful misconduct or breach of the Standard of Care.

             (b) Notice of Litigation, Right to Prosecute, Etc. The Custodian shall not be liable for indemnification for losses or expenses arising out of litigation against a Fund Indemnitee under this Section 6.05 if such Fund Indemnitee shall have failed promptly to notify the Custodian in writing of the commencement of any litigation or proceeding brought against such Fund Indemnitee in respect of which indemnity may be sought under this Section 6.05 to the extent that such failure to notify shall have had a material adverse effect on the Custodian. With respect to claims in such litigation or proceedings for which indemnity by the Custodian may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Custodian shall be entitled to participate in any such litigation or proceeding and, after written notice from the Custodian to the Fund Indemnitee, the Custodian may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Custodian may be subject to an indemnification obligation; provided, however, a Fund Indemnitee shall be entitled to participate in at its own cost and expense, the defense of any such litigation or proceeding if the Custodian has not acknowledged in writing its obligation to indemnify the Fund Indemnitee with respect to such litigation or proceeding. If the Custodian is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Fund Indemnitee shall reasonably prosecute such litigation or proceeding. A Fund Indemnitee shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Custodian with adequate notice of any such settlement or judgment, and without the Custodian's prior written consent, which consent shall not be unreasonably withheld. All Fund Indemnitees shall submit written evidence to the

Custodian with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Custodian may reasonably request. With respect to any Fund Indemnitee, if the Custodian has acknowledged in writing its obligation to indemnify such Fund Indemnitee, the Fund Indemnitee shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian's prior written consent.

     Section 6.06.  Mitigation of Damages.

             Any person asserting any right of indemnification provided under this Agreement shall make commercially reasonable efforts to mitigate any loss, damage, or expense for which indemnification is sought, provided, however, that the reasonable expenses incurred in such mitigation shall be deemed to be expenses for which indemnification may be sought.

                                  ARTICLE VII.

                                  COMPENSATION

     Each Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.

                                 ARTICLE VIII.

                                  TERMINATION

     Section 8.01. Termination of Agreement as to One or More Funds. With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (i) termination by the Custodian by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than sixty (60) days after the date of such delivery; (ii) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iii) termination by such Fund by written notice delivered to the Custodian, based upon such Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 8.01 by any Fund, each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. In the event of a termination by a Fund or the Custodian, each Fund shall identify in any notice of termination or in a subsequent writing, a successor custodian or custodians to which the Property of the Terminating Fund shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered. In the event that securities and other assets of such Terminating Fund remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to failure of the Terminating Fund to appoint a successor custodian (i) the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect and (ii) the Custodian may (but shall be under no obligation to), upon 30 day's written notice to the Terminating Fund appoint a successor custodian provided that such successor custodian is eligible to hold the Terminating Fund's assets and the Terminating Fund shall not have objected to such appointment. In the event of the appointment of a successor custodian, it is agreed that the Property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement. Upon the transfer of the assets of a Terminating Fund to a successor custodian, the Custodian may deduct from such assets prior to the transfer an amount equal to the sum of any unpaid fees or expenses to which the Custodian is entitled by reason of its services as Custodian.

     Section 8.02. Termination as to One or More Series. This Agreement may be terminated as to one or more Series of a Fund (but less than all Series) by delivery of an amended Schedule A deleting such Series pursuant to Section 9.06 hereof, in which case termination as to such deleted Series shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Series shall constitute a termination of this Agreement only with respect to such deleted Series, shall be governed by the preceding provisions of Section 8.01 as to the identification of a successor custodian and the delivery of Property of the Series so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 9.01.  Execution of Documents, Etc.

             (a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any

Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

             (b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

     Section 9.02. Representative Capacity; Nonrecourse Obligations. A copy of the articles of incorporation, declaration of trust or other organizational document of each Fund has been provided to the Custodian, or will be provided, upon request, and notice is hereby given that this Agreement is not executed on behalf of the directors or trustees of any Fund as individuals, and the obligations of this Agreement are not binding upon any of the directors, trustees, officers, shareholders, unitholders, members or partners of any Fund individually, but are binding only upon the Property of each Fund or Series. The Custodian agrees that no Board, shareholder, unitholder, director, trustee, officer, member or partner of any Fund, Series or Directing Fiduciary, may be held personally liable or responsible for any obligations of any Fund or Series arising out of this Agreement.

     Section 9.03. Several Obligations of the Funds and the Series. With respect to any obligations of a Fund on its own behalf or on behalf of any of its Series arising out of this Agreement, including, without limitation, the obligations arising under Sections 3.28, 6.03, 6.04 and Article VII hereof, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the applicable Fund or Series to which such obligation relates as though each Fund had separately contracted with the Custodian by separate written instrument on its own behalf and with respect to each of its Series.

     Section 9.04.  Representations and Warranties.

             (a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization, and (ii) the execution, delivery and performance by the Fund of this Agreement are (1) within its power, and (2) have been duly authorized by all necessary action.

             (b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this
Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian and foreign custody manager to open-end management investment companies or closed-end investment companies under the provisions of the Investment Company Act; and
(ii) the execution, delivery and performance by the Custodian of this Agreement are (1) within its power, and (2) have been duly authorized by all necessary action.

     Section 9.05. Entire Agreement. This Agreement constitutes the entire understanding and agreement of each Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and, accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

     Section 9.06. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (i) Schedule A listing each Fund and each Series for which the Custodian serves as custodian may be amended from time to time to add one or more Funds or one or more Series of one or more

Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Schedule A, and the execution of such amended Schedule A by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian. Schedule A may also be amended from time to time to delete one or more Funds or one or more Series (but less than all of the Series) of one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Schedule A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (ii) Schedule B setting forth the 17f-5/17f-7 Procedures and Guidelines may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iii) Schedule C setting forth the Custodian's duties and obligations with respect to tax services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iv) Schedule D setting forth the Custodian's duties and obligations with respect to proxy services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (v) Schedule E relating to claims may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; and (vi) Schedule F setting forth the foreign subcustodian bank network used by each Fund or Series may be amended by the Custodian at any time upon prompt written notice to each applicable Fund.

     Section 9.07. Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of the Fund. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

     Section 9.08. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

     Section 9.09. Governing Law. Insofar as any question or dispute may arise in connection with this Agreement, the provisions of this Agreement shall be construed in accordance with and be governed by the laws of the State of New York without reference to the conflict of laws provisions of the State of New York.

     Section 9.10. Notices. Except in the case of Proper Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:

       1. If to any Fund listed on Schedule A under General Motors Trust Company as Trustee under the GMAM Investment Funds Trust:


         c/o General Motors Trust Company
             767 Fifth Avenue,
             New York, New York 10153


             Attn: Director of Business Risk Management-Michael Cloherty
             Telephone: (212) 418-6309
             Telefax: (212) 418-3656

             w/copy to

             Attn: Paul Jock, General Counsel
             Telephone: (212) 418-6130
             Telefax (212) 418-6123

       2. If to any Fund listed on Schedule A under General Motors Investment Management Corporation:


         c/o General Motors Investment Management Corporation
             767 Fifth Avenue,
             New York, New York 10153

             Attn: Director of Business Risk Management-Michael Cloherty
             Telephone: (212) 418-6309
             Telefax: (212) 418-3656

             w/copy to

             Attn: Paul Jock, General Counsel
             Telephone: (212) 418-6130
             Telefax (212) 418-6123


       3.    If to the Custodian:
             JPMorgan Chase Bank
             4 Chase Metrotech Center, 18/th/ Floor
             Brooklyn, New York 11245
             Attn: John Weeda, Vice President
             Telephone: (718) 242-9131
             Telefax: (718) 242-8896

or to such other address as a Fund or the Custodian may have designated in writing to the other.

     Section 9.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of
Section 8.01 hereof and the following sentence, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. The rights, liabilities and obligations of GMTC as Trustee under the GMAM Investment Funds Trust may be assigned to any affiliate of GMTC. Upon such an assignment, the Custodian agrees to amend this Agreement to provide that such affiliate of GMTC, rather than GMTC, shall act on behalf of the Funds listed on Schedule A which are bank-maintained funds under the GMAM Investment Funds Trust. In the event an assignment referred to in the prior two sentences is made to General Motors Trust Bank, N.A. ("GMTB"), the Custodian agrees that the performance of services provided by it under this Agreement with respect to such GMTB bank-maintained funds shall be subject to the Office of the Comptroller of the Currency's examination and regulatory authority under 12 U.S.C. 1867(c) and the Custodian's duties under this Agreement will then be subject to the provisions of 12 C.F.R. 9 applicable to fiduciary activities contracted out by national banks.

     Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when an amended Schedule A including the Fund has been signed and delivered by such Fund to the Custodian.

     Section 9.13. Confidentiality; Survival of Obligations. All confidential information provided by a party hereto, including non-public personal information within the meaning of Securities and Exchange Commission (SEC) Regulation S-P, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as permitted by this Agreement or as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of a Board, Fund, Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. It is understood that this agreement will be filed with the SEC as an exhibit to a registration statement for one or more registered Funds. In addition, the parties agree that GMTC or GMIMCo may provide a copy of this agreement in connection with a custodian request for proposal with respect to any fund or trust for which they have investment management authority or discuss the terms thereof in connection with their duties or obligations under law to seek favorable terms for such a fund or trust. The provisions of this Section 9.13 and Sections 3.27, 4.01(a), 4.04, 8.01, 9.01, 9.02, 9.03, 9.09, 9.15, Article VI and Article VII hereof, and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

     Section 9.14. Shareholder Communications. Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether the Fund authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose stock the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. Please indicate below whether the Funds consent or object by checking one of the alternatives below

     YES [_] The Custodian is authorized to release each Fund's name, address, and share positions.

     NO [x] The Custodian is not authorized to release each Fund's name, address, and share positions.

     Section 9.15. Maintenance of Records. The Custodian shall cooperate fully with each Fund and its agents and any successor to the Custodian and shall, at the request of the relevant Fund or its delegates or agents, use best efforts within reasonable limits to comply with any regulatory request or the request of the relevant Fund or its delegates or agent to provide within the time period of such request originals or copies of any or all records of such Fund. The Custodian agrees to ensure that the records required to be maintained under this Agreement will not be not lost, altered, destroyed (except as provided by this Section) or maintained in a disorganized manner but rather the Custodian shall arrange and index the records in a way that permits easy location, access and retrieval of any particular records and will cooperate, at the expense of the relevant Fund, Board, Series or Plans or GMTC or GMIMCo or Directing Fiduciary, in the orderly transfer of such records to any successor recordkeeper. Upon reasonable notice and request and at the requesting party's expense, the Custodian will provide to persons designated by such requesting party descriptions regarding the record retention processes of the Custodian and its agents and provide information and technical assistance, outside the retention of the data, regarding matters related to the Custodian's prior services under this Agreement. It is understood that the Custodian's customary recordkeeping policy requires destruction of records on a rolling seven year basis. Notwithstanding this or any other provision of this Agreement, the Custodian shall not destroy any records of any Fund without prior reasonable notice to a Fund sufficient for it to determine whether such Fund desires to retain such records and make alternative arrangements with another entity for the maintenance of such records. Accordingly, the Custodian will arrange for an annual meeting with each relevant Fund or its agents to identify the records which it intends to be destroyed based on the seven year rolling period and which records the relevant Fund, Board or Directing Fiduciary desires to be transferred to another recordkeeper.

                              - Signatures Follow -

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf on the day and year first above written.


Solely For Funds listed on Schedule A
Under the Name of General Motors Trust Company
As Trustee under the General Motors Employes Global Group Pension Trust

GENERAL MOTORS EMPLOYES GLOBAL GROUP PENSTION TRUST JPMORGAN CHASE BANK

By:  ______________________                  By:__________________________
Name:______________________                  Name:________________________
Title:_____________________                  Title:_______________________

Solely For Funds listed on Schedule A

Under the Name of GENERAL MOTORS INVESTMENT MANAGEMENT CORPORATION

By: _______________________
Name:______________________
Title:_____________________

                                                                      Schedule A

                          General Motors Trust Company
           Bank-Maintained Funds under the GMAM Investment Funds Trust




             General Motors Investment Management Corporation Funds

                  1. GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

                                                                      Schedule B

                   Rule 17f-5/17f-7 Procedures and Guidelines

The Custodian will serve as the Foreign Custody Manager in the countries listed in Schedule F hereto for the Funds listed on Schedule A to this Agreement pursuant to the terms and provisions of the Agreement and Part I of these procedures and guidelines. As Foreign Custody Manager, the Custodian shall be responsible for managing each Fund's foreign custody arrangements pursuant to the requirements of Rule 17f-5 under the Investment Company Act. The Custodian also shall serve as each Fund's Primary Custodian as defined in and pursuant to the requirements of Rule 17f-7 under the Investment Company Act. As Primary Custodian, the Custodian shall perform the duties and obligations set forth in Rule 17f-7 and in Part II of these guidelines and procedures.

I.     Rule 17f-5: Foreign Custody Manager

1. In selecting an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that each Fund's Foreign Assets (as defined in Rule 17f-5(a)(2)) shall be subject to reasonable care by the Eligible Foreign Custodian considering all factors relevant to the safekeeping of such Foreign Assets with reference to standards of international banks and trust companies holding assets for institutional clients in the relevant market and if there are no such international banks with reference to the principal custodians in the relevant market that act as subcustodians or custodians for U.S. mutual funds.

2. Each agreement between the Foreign Custody Manager and each Foreign Subcustodian shall meet the requirements of Rule 17f-5(c)(2) under the Investment Company Act.

3. The Foreign Custody Manager shall establish a system for monitoring the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian and to monitor the performance of the agreement between the Foreign Custody Manager and each Eligible Foreign Custodian.

4. The Foreign Custody Manager shall notify the Fund's investment adviser in writing as soon as reasonably possible of any material changes in the Fund's foreign custody arrangements.

5. The Foreign Custody Manager shall provide the Board and any Directing Fiduciary with written quarterly reports regarding a Fund's foreign custody arrangements for use at its quarterly Board meetings which reports shall, among other things:

       (i) notify the Board and any Directing Fiduciary of the placement of a Fund's Foreign Assets with a particular Eligible Foreign Custodian; and

summarize for the Board and any Directing Fiduciary the material changes in the Fund's foreign custody arrangements that occurred during the prior quarter.

6. The Foreign Custody Manager shall, upon request of the Board or any Directing Fiduciary, make itself available to report to a Directing Fiduciary in person or a Fund's Board in person at its quarterly Board meetings, or at such other times as the Board or any Directing Fiduciary may from time to time require.

7. The Foreign Custody Manager shall agree to and shall provide the Fund's investment adviser on a regular basis with the country materials it provides to clients. Each Fund acknowledges that the information contained in these materials is for informational purposes only and does not constitute investment advice.

8. In performing its delegated duties and obligations to the Fund, the Foreign Custody Manager shall agree to exercise the reasonable care, prudence and diligence of a New York bank subject to a New York standard of care having responsibility for the safekeeping of Foreign Assets.

II.    Rule 17f-7: Primary Custodian

1. The Custodian shall provide each Fund with an initial analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository that may be used to hold a Fund's Foreign Assets in each country in the Custodian's foreign custody network. Each such analysis shall include the information necessary to allow a Fund or its adviser to determine that each depository qualifies as an Eligible Securities Depository.

2. The Custodian shall promptly provide each Fund with an initial analysis of the custody risks associated with maintaining Foreign Assets in each Eligible Securities Depository in each new country added to the Custodian's foreign custody network.

3. The Custodian shall monitor on a continuing basis the custody risks associated with maintaining a Fund's Foreign Assets with each Eligible Securities Depository used by each Fund and promptly notify such Fund or its investment adviser of any material change to those custody risks.

4. The Custodian shall exercise reasonable care, diligence and prudence in performing its duties as each Fund's Primary Custodian.

5. The Custodian shall annually review the condition of each Eligible Securities Depository used by a Fund and provide each Fund's adviser with written confirmation that there have been no material changes in the custody risks associated with using each such Eligible Securities Depository.

6. Based on the information available to it in the exercise of diligence, the Custodian shall shall promptly advise the applicable Board and any Directing Fiduciary if any Eligible Securities Depository ceases to be eligible. If a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Board and any Directing Fiduciary may, and shall if the Fund is registered investment company, direct the withdrawal of the Fund's Foreign Assets from such Depository (and, if necessary, the applicable market) as soon as reasonably practicable.

                                                                      Schedule C

                                      Taxes

1.     (a)    Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or related credits that apply in each applicable market in which a Fund invests in respect of income payments on Property for the Fund's benefit that Custodian believes may be available to a Fund. The Custodian shall promptly file any certificates, documentation or other affidavits for the refund or reclaim of withholding taxes paid, and otherwise use all lawful available measures customarily used to reclaim foreign taxes at the source. To the extent that the Custodian becomes aware of any changes to law, interpretative rulings or procedures regarding tax reclaims, Custodian will promptly notify each applicable Fund or Series and the relevant investment manager(s) of such Fund or Series of such developments.

       (b) The provision of tax reclaim services by the Custodian is contingent upon the Custodian receiving from a Fund (i) a declaration of the Fund's identity and place of residence and (ii) such other documentation or information as the Custodian determines that is required to be provided. Each Fund acknowledges that if the Custodian does not receive such declarations, documentation, and information from a Fund, the Custodian will not be able to provide tax reclaim services to such Fund.

       (c) The Custodian shall perform tax reclaim services with respect to taxation levied by the revenue authorities of the countries in which the Custodian provides global custody services. Except as expressly provided herein, the Custodian shall have no responsibility with respect to any Fund's tax position or status in any jurisdiction.

       (d) Each Fund confirms that the Custodian is authorized to disclose to any lawful revenue authority or governmental body any information requested by such entity in relation to a Fund or the Property held by a Fund.

       (e) Tax reclaim services may be provided by the Custodian or, in whole or in part, by any third party appointed by the Custodian (which may be an affiliate of the Custodian); provided that the Custodian shall be liable for the performance of any such third party to the same extent as if the Custodian had itself performed the services.

2.     (a)    The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof except to the extent such taxes are imposed as a result of the fraud, willful default, willful misconduct of, or breach of the Standard of Care by, the Custodian or its agents (including Subcustodians). It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.

       (b) Each Fund confirms that the Custodian is authorized to deduct from any cash received or credited to an Account any taxes or levies required by any lawful revenue or governmental authority with respect to such Account. Each Fund certifies that it is a resident of the United States and shall notify the Custodian of any changes in residency. The Custodian may rely upon this certification or the certification of such other facts as may be required to administer the Custodian's obligations under this Agreement. Each Fund shall provide Custodian with such other documentation and information as Custodian may reasonably request in connection with its provision of services under this Schedule C. Each Fund, severally and not jointly, shall indemnify the Custodian against all losses, liability, claims or demands arising from such certifications or from Custodian's reliance on other documentation and information provided by the Fund except to the extent such losses, liabilities, claims or demands arise out of or relate to the fraud, willful default, willful misconduct of, or breach of the Standard of Care by, the Custodian or its agents (including Subcustodians).

       (c) Each Fund shall be responsible for the payment of all taxes, including interest and penalties, relating to Property in an Account except as specifically limited by section 2(d). The Custodian shall not be liable to a Fund or any third party for any taxes, tax related fines, or tax related penalties payable by the Custodian in its role as Custodian hereunder or a Fund that result, for example, from:

              (i) the inaccurate or late completion of documents by a Fund or any third party (unless such third party is the Custodian or an affiliate or agent of the Custodian or was hired, instructed or supervised by the Custodian or one of its agents);

              (ii) provision to the Custodian or a third party of inaccurate or misleading information by a Fund or any third party (unless such third party is the Custodian or an affiliate or agent of the Custodian or was hired, instructed or supervised by the Custodian or one of its agents);

              (iii) the withholding of material information by a Fund or any third party (unless such third party is the Custodian or an affiliate or agent of the Custodian or was hired, instructed or supervised by the Custodian or one of its agents or one of its agents); or

              (iv) as a result of any delay by any revenue authority or any other cause beyond the Custodian's or its agent's control;

              except to the extent any such tax, fine or penalty arises out of or relates to the fraud, willful default, willful misconduct of, or breach of the Standard of Care by, the Custodian or its agents (including Subcustodians).

       (d) Each Fund agrees to pay, and to indemnify and hold the Custodian harmless from and against, all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in or failure by the Custodian:

              (i) to pay, withhold or report any U.S. federal, state, or local taxes, or foreign taxes imposed on an Account; or

              (ii) to report interest, dividend, or other income paid or credited to an Account;

              to the extent such delay or failure by the Custodian to pay, withhold, or report tax or income is the result of a Fund's failure to comply with the terms of this Agreement, including this Schedule C, or the result of any third party's (unless such third party is the Custodian, an affiliate or agent of the Custodian or was hired, instructed or supervised by the Custodian or one of its agents) inaccurate or late completion of documents on behalf of a Fund. No Fund shall be liable to the Custodian for any penalty or additions to the extent a tax is due as a result of the Custodian's or its agent's delay or failure to pay or withhold tax or to report interest, dividend or other income paid or credited to an Account and such delay or failure is attributable to the Custodian or its agent's fraud, willful default, willful misconduct or breach of the Standard of Care.

                                                                      Schedule D

                                 Proxy Services

The Custodian shall provide proxy services in accordance with the terms set forth below. Proxy services may be provided by the Custodian or, in whole or in part, by a Subcustodian or nominee appointed by the Custodian.

1. Proxy services include, but are not limited to notices by the Custodian to a Fund or Series and the relevant investment managers of such Fund or Series of the dates of pending shareholder meetings, resolutions to be voted upon, and the required return dates as may be received by the Custodian or provided to the Custodian by its Subcustodian or by third parties.

2. The Custodian shall promptly deliver or mail to the Fund and the relevant investment manager(s) of a Fund, and/or a proxy vendor as may be appointed by the Fund or the relevant investment manager, all forms of proxies and all notices of meetings and any other notices or announcements or related proxy materials affecting or relating to securities owned by such Fund that are actually received by the Custodian. For purposes of this Schedule D, related proxy materials shall include, but not be limited to, proxy statements, explanatory material concerning resolutions, management recommendations, or other relevant materials.

3. Neither the Custodian nor any Subcustodian or nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto.

4. In providing proxy services hereunder, the Custodian shall be acting solely as the agent of a Fund and shall not exercise any discretion with regard to such proxy services.

5. Each Fund or Series will promptly notify the Custodian of any change in or addition to the proxy vendor[s] used by such Fund or Series. Such notice shall provide Custodian with such information as may be required to allow the Custodian to carry out its duties under paragraph 2 above.

                                                                      Schedule E

Subjects covered under Section 3.30:

None



Threshold:

The Fund and the Custodian will jointly pursue claims exceeding $______.


Note:
[Claims must be made within [_] business days of the event, or within such other period as may be mutually agreed upon from time to time by the Custodian and the Fund. Claims not covered shall be made within such period as may be mutually agreed upon from time to time by the Custodian and the Fund.]

                                                                      Schedule F

                     Foreign Subcustodians and the countries
              where each Fund may hold securities and other assets

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
ARGENTINA                JPMorgan Chase Bank                             JPMorgan Chase Bank
                         Arenales 707, 5th Floor                         Buenos Aires
                         1061 Buenos Aires
                         ARGENTINA

AUSTRALIA                JPMorgan Chase Bank                             Australia and New Zealand Banking Group Ltd.
                         Level 37                                        Melbourne
                         AAP Center 259, George Street
                         Sydney NSW 2000
                         AUSTRALIA

AUSTRIA                  Bank Austria Creditanstalt AG                   J.P. Morgan AG
                         Julius Tandler Platz - 3                        Frankfurt
                         A-1090 Vienna
                         AUSTRIA

BAHRAIN                  HSBC Bank Middle East                           National Bank of Bahrain
                         PO Box 57                                       Manama
                         Manama, 304
                         BAHRAIN

BANGLADESH               Standard Chartered Bank                         Standard Chartered Bank
                         18-20 Motijheel C.A                             Dhaka
                         Box 536
                         Dhaka-1000
                         BANGLADESH

BELGIUM                  Fortis Bank N.V.                                J.P. Morgan AG
                         3 Montagne Du Parc                              Frankfurt
                         1000 Brussels
                         BELGIUM

BERMUDA                  The Bank of Bermuda Limited                     The Bank of Bermuda Limited
                         6 Front Street                                  Hamilton
                         Hamilton HMDX
                         BERMUDA

BOTSWANA                 Barclays Bank of Botswana Limited               Barclays Bank of Botswana Limited
                         Barclays House, Khama Crescent                  Gaborone
                         Gaborone
                         BOTSWANA

BRAZIL                   Citibank, N.A.                                  Citibank, N.A
                         Avenida Paulista, 1111                          Sao Paulo
                         Sao Paulo, SP 01311-920
                         BRAZIL

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
BULGARIA                 ING Bank N.V.                                   ING Bank N.V.
                         Sofia Branch                                    Sofia
                         12 Emil Bersinski Street
                         Ivan Vazov Region
                         1408 Sofia
                         BULGARIA

CANADA                   Canadian Imperial Bank of Commerce              Royal Bank of Canada
                         Commerce Court West                             Toronto
                         Security Level
                         Toronto, Ontario M5L 1G9
                         CANADA

                         Royal Bank of Canada                            Royal Bank of Canada
                         200 Bay Street, Suite 1500                      Toronto
                         15th Floor
                         Royal Bank Plaza, North Tower
                         Toronto Ontario M5J 2J5
                         CANADA

CHILE                    Citibank, N.A.                                  Citibank, N.A
                         Av. Andres Bello 2687 5th Floor                 Santiago
                         Las Condes
                         Santiago
                         CHILE

CHINA - SHANGHAI         The Hongkong and Shanghai Banking               Citibank, N.A.
                         Corporation Limited                             New York
                         34/F, Shanghai Senmao International Building
                         101 Yin Cheng East Road
                         Pudong
                         Shanghai 200120
                         THE PEOPLE'S REPUBLIC OF CHINA

CHINA - SHENZHEN         The Hongkong and Shanghai Banking               JPMorgan Chase Bank
                         Corporation Limited                             Hong Kong
                         1st Floor
                         Century Plaza Hotel
                         No.1 Chun Feng Lu
                         Shenzhen
                         THE PEOPLE'S REPUBLIC OF CHINA

COLOMBIA                 Cititrust Colombia S.A.                         Cititrust Colombia S.A. Sociedad Fiduciaria
                         Sociedad Fiduciaria                             Santa Fe de Bogota
                         Carrera 9a No 99-02
                         First Floor
                         Santa Fe de Bogota, D.C.
                         COLOMBIA

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
CROATIA                  Privredna banka Zagreb d.d.                     Privredna banka Zagreb d.d.
                         Savska c.28                                     Zagreb
                         10000 Zagreb
                         CROATIA

CYPRUS                   The Cyprus Popular Bank Ltd.                    The Cyprus Popular Bank Ltd.
                         154 Limassol Avenue                             Nicosia
                         P.O. Box 22032
                         CY-1598 Nicosia
                         CYPRUS

CZECH REPUBLIC           Ceskoslovenska obchodni banka, a.s.             Ceskoslovenska obchodni banka, a.s.
                         Na Porici 24                                    Prague
                         110 00 Prague 1
                         CZECH REPUBLIC

DENMARK                  Danske Bank A/S                                 Nordea Bank Danmark A/S
                         2-12 Holmens Kanal                              Copenhagen
                         DK 1092 Copenhagen K
                         DENMARK

ECUADOR                  Citibank, N.A.                                  Citibank, N.A.
                         Av. Republica de El Salvador y Naciones         Quito
                         Unidas (Esquina)
                         Quito
                         ECUADOR

EGYPT                    Citibank, N.A.                                  Citibank, N.A.
                         4 Ahmed Pasha Street                            Cairo
                         Garden City
                         Cairo
                         EGYPT

ESTONIA                  Hansabank                                       Esti Uhispank
                         Liivalaia 8                                     Tallinn
                         EE0001 Tallinn
                         ESTONIA

FINLAND                  Nordea Bank Finland Plc                         J.P. Morgan AG
                         2598 Custody Services                           Frankfurt
                         Aleksis Kiven Katu 3-5
                         FIN-00020 MERITA, Helsinki
                         FINLAND

FRANCE                   BNP Paribas Securities Services S.A.            J.P. Morgan AG
                         Ref 256                                         Frankfurt
                         BP 141
                         3, Rue D'Antin
                         75078 Paris
                         Cedex 02
                         FRANCE

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
                         Societe Generale                                J.P. Morgan AG
                         50 Boulevard Haussman                           Frankfurt
                         75009 Paris
                         FRANCE

GERMANY                  Dresdner Bank AG                                J.P. Morgan AG
                         Juergen-Ponto-Platz 1                           Frankfurt
                         60284 Frankfurt/Main
                         GERMANY

GHANA                    Barclays Bank of Ghana Limited                  Barclays Bank of Ghana Limited
                         Barclays House, High Street                     Accra
                         Accra
                         GHANA

GREECE                   HSBC Bank plc                                   J.P. Morgan AG
                         Messogion 109-111                               Frankfurt
                         11526 Athens
                         GREECE

HONG KONG                The Hongkong and Shanghai Banking               JPMorgan Chase Bank
                         Corporation Limited                             Hong Kong
                         36th Floor, Sun Hung Kai Centre
                         30 Harbour Road
                         Wan Chai
                         HONG KONG

HUNGARY                  Citibank Rt.                                    ING Bank Rt.
                         Szabadsag ter 7-9                               Budapest
                         H-1051 Budapest V
                         HUNGARY

ICELAND                  Islandsbanki-FBA                                Islandsbanki-FBA
                         Kirkjusandur 2                                  Reykjavik
                         155 Reykjavik
                         ICELAND

INDIA                    The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         Sudam Kalu Ahire Marg,                          Mumbai
                         Worli Mumbai 400 025
                         INDIA

                         Standard Chartered Bank                         Standard Chartered Bank
                         Phoenix Centre, Phoenix Mills Compound          Mumbai
                         Senapati Bapat Marg, Lower Parel
                         Mumbai 400 013
                         INDIA

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
INDONESIA                The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         World Trade Center 4th Floor                    Jakarta
                         Jalan Jendral Sudirman Kav. 29-31
                         Jakarta 12920
                         INDONESIA

IRELAND                  Bank of Ireland                                 J.P. Morgan AG
                         International Financial Services Centre         Frankfurt
                         1 Harbourmaster Place
                         Dublin 1
                         IRELAND

ISRAEL                   Bank Leumi le-Israel B.M                        Bank Leumi le-Israel B.M.
                         35, Yehuda Halevi Street                        Tel Aviv
                         61000 Tel Aviv
                         ISRAEL

ITALY                    BNP Paribas Securities Services S.A.            J.P. Morgan AG
                         2 Piazza San Fedele                             Frankfurt
                         20121 Milan
                         ITALY

IVORY COAST              Societe Generale de Banques en Cote d'Ivoire    Societe Generale
                         5 et 7, Avenue J. Anoma - 01 B.P. 1355          Paris
                         Abidjan 01
                         IVORY COAST

JAMAICA                  FirstCaribbean International Trust and          FirstCaribbean International Trust and
                         Merchant Bank (Jamaica) Limited                 Merchant Bank (Jamaica) Limited
                         23-27 Knutsford Blvd.                           Kingston
                         Kingston 10
                         JAMAICA

JAPAN                    Mizuho Corporate Bank, Limited                  JPMorgan Chase Bank
                         6-7 Nihonbashi-Kabutocho                        Tokyo
                         Chuo-Ku
                         Tokyo 103
                         JAPAN

                         The Bank of Tokyo-Mitsubishi, Limited           JPMorgan Chase Bank
                         3-2 Nihombashi Hongkucho 1-chome                Tokyo
                         Chuo-ku
                         Tokyo 103
                         JAPAN

JORDAN                   Arab Bank Plc                                   Arab Bank Plc
                         P O Box 950544-5                                Amman
                         Amman
                         Shmeisani
                         JORDAN

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
KAZAKHSTAN               ABN AMRO Bank Kazakhstan                        ABN AMRO Bank Kazakhstan
                         45, Khadzhi Mukana Street                       Almaty
                         480099 Almaty
                         KAZAKHSTAN

KENYA                    Barclays Bank of Kenya Limited                  Barclays Bank of Kenya Limited
                         c/o Barclaytrust Investment Services &          Nairobi
                         Limited
                         Mezzanine 3, Barclays Plaza, Loita Street
                         Nairobi
                         KENYA

LATVIA                   Hansabanka                                      Hansabanka
                         Kalku iela 26                                   Riga
                         Riga, LV 1050
                         LATVIA

LEBANON                  HSBC Bank Middle East                           JPMorgan Chase Bank
                         Ras-Beirut Branch                               New York
                         P.O. Box 11-1380
                         Abdel Aziz
                         Ras-Beirut
                         LEBANON

LITHUANIA                Vilniaus Bankas AB                              Vilniaus Bankas AB
                         12 Gedimino pr.                                 Vilnius
                         LT 2600 Vilnius
                         LITHUANIA

LUXEMBOURG               Banque Generale du Luxembourg S.A.              J.P. Morgan AG
                         50 Avenue J.F. Kennedy                          Frankfurt
                         L-2951
                         LUXEMBOURG

MALAYSIA                 HSBC Bank Malaysia Berhad                       HSBC Bank Malaysia Berhad
                         2 Leboh Ampang                                  Kuala Lumpur
                         50100 Kuala Lumpur
                         MALAYSIA

MALTA                    HSBC Bank Malta p.l.c.                          HSBC Bank Malta p.l.c.
                         233 Republic Street                             Valletta
                         Valletta VLT 05
                         MALTA

MAURITIUS                The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         5/F Les Cascades Building                       Port Louis
                         Edith Cavell Street
                         Port Louis
                         MAURITIUS

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
MEXICO                   Banco J.P. Morgan, S.A.                         Banco J.P. Morgan, S.A.
                         Torre Optima                                    Mexico, D.F
                         Paseo de las Palmas #405 Piso 15
                         Lomas de Chapultepec
                         11000 Mexico, D. F.
                         MEXICO

                         Banco Nacional de Mexico, S.A.                  Banco Nacional de Mexico, S.A.
                         Act. Roberto Medellin No. 800 3er Piso Norte    Mexico, D.F
                         Colonia Santa Fe
                         01210 Mexico, D.F.
                         MEXICO

MOROCCO                  Banque Commerciale du Maroc S.A.                Banque Commerciale du Maroc S.A.
                         2 Boulevard Moulay Youssef                      Casablanca
                         Casablanca 20000
                         MOROCCO

NAMIBIA                  Standard Bank Namibia Limited                   Standard Bank of Namibia Limited
                         Mutual Platz                                    Windhoek
                         Cnr. Stroebel and Post Streets
                         P.O.Box 3327
                         Windhoek
                         NAMIBIA

NETHERLANDS              ABN AMRO Bank N.V.                              J.P. Morgan AG
                         Kemelstede 2                                    Frankfurt
                         P. O. Box 3200
                         4800 De Breda
                         NETHERLANDS

                         Fortis Bank (Nederland) N.V.                    J.P. Morgan AG
                         55 Rokin                                        Frankfurt
                         P.O. Box 243
                         1000 AE Amsterdam
                         NETHERLANDS

NEW ZEALAND              National Nominees Limited                       National Bank of New Zealand
                         Level 2 BNZ Tower                               Wellington
                         125 Queen Street
                         Auckland
                         NEW ZEALAND

*NIGERIA*                Stanbic Bank Nigeria Limited                    The Standard Bank of South Africa Limited
                         188 Awolowo Road                                Johannesburg
                         P.O. Box 54746
                         Falomo, Ikoyi
                         Lagos
                         NIGERIA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
NORWAY                   Den norske Bank ASA                             Den norske Bank ASA
                         Stranden 21                                     Oslo
                         PO Box 1171 Sentrum
                         N-0107 Oslo
                         NORWAY

OMAN                     HSBC Bank Middle East                           Oman Arab Bank
                         Bait Al Falaj Main Office                       Muscat
                         Ruwi, Muscat PC 112
                         OMAN

PAKISTAN                 Citibank, N.A.                                  Citibank, N.A.
                         AWT Plaza                                       Karachi
                         I.I. Chundrigar Road
                         Karachi 74200
                         PAKISTAN

                         Deutsche Bank AG                                Deutsche Bank AG
                         Unitowers                                       Karachi
                         I.I. Chundrigar Road
                         Karachi 74200
                         PAKISTAN

                         Standard Chartered Bank                         Standard Chartered Bank
                         Box 4896                                        Karachi
                         Ismail Ibrahim Chundrigar Road
                         Karachi 74000
                         PAKISTAN

PERU                     Citibank, N.A.                                  Banco de Credito del Peru
                         Camino Real 457                                 Lima
                         Torre Real - 5th Floor
                         San Isidro, Lima 27
                         PERU

PHILIPPINES              The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         30/F Discovery Suites                           Manila
                         25 ADB Avenue
                         Ortigas Center
                         Pasig City, Manila
                         PHILIPPINES

POLAND                   Bank Handlowy w. Warszawie S.A.                 Bank Rozwoju Eksportu S.A.
                         ul. Senatorska 16                               Warsaw
                         00-923 Warsaw 55
                         POLAND

PORTUGAL                 Banco Espirito Santo, S.A                       J.P. Morgan AG
                         7th floor                                       Frankfurt
                         Rua Castilho, 26
                         1250-069 Lisbon
                         PORTUGAL

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
ROMANIA                  ING Bank N.V.                                   ING Bank N.V.
                         13-15 Kiseleff Blvd                             Bucharest
                         Bucharest 1
                         ROMANIA

*RUSSIA*                 J.P. Morgan Bank International                  JPMorgan Chase Bank
                         (Limited Liability Company)                     New York
                         Building 2/1, 8th floor                         A/C JPMorgan Chase Bank London (USD NOSTRO
                         Paveletskaya Square                             Account)
                         113054 Moscow
                         RUSSIA

                         ING Bank (Eurasia) ZAO                          JPMorgan Chase Bank
                         (Closed Joint Stock Company)                    New York
                         31 Krasnaya Presnya                             A/C JPMorgan Chase Bank London (USD NOSTRO
                         123022 Moscow                                   Account)
                         RUSSIA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SINGAPORE                Standard Chartered Bank                         Oversea-Chinese Banking Corporation
                         3/F, 6 Battery Road                             Singapore
                         049909
                         SINGAPORE

SLOVAK REPUBLIC          Ceskoslovenska obchodni banka, a.s.             Vseobecno Uverova Banka S.A.
                         pobocka zahranicnej banky v SR                  Bratislava
                         Michalska 18
                         815 63 Bratislava
                         SLOVAK REPUBLIC

SLOVENIA                 Bank Austria Creditanstalt d.d. Ljubljana       Bank Austria Creditanstalt d.d. Ljubljana
                         Wolfova 1                                       Ljubljana
                         SI-1000 Ljubljana
                         SLOVENIA

SOUTH AFRICA             The Standard Bank of South Africa Limited       The Standard Bank of South Africa Limited
                         Standard Bank Centre                            Johannesburg
                         1st Floor
                         5 Simmonds Street
                         Johannesburg 2001
                         SOUTH AFRICA

SOUTH KOREA              The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         5/F HSBC Building                               Seoul
                         #25, Bongrae-dong 1-ga
                         Seoul
                         SOUTH KOREA

                         Standard Chartered Bank                         Standard Chartered Bank
                         22/F, Seoul Finance Centre Building             Seoul
                         63, Mukyo-dong, Chung-Ku Seoul
                         SOUTH KOREA

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
SPAIN                    J.P. Morgan Bank, S.A.                          J.P. Morgan AG
                         Paseo de la Castellana, 51                      Frankfurt
                         28046 Madrid
                         SPAIN

SRI LANKA                The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         24 Sir Baron Jayatillaka Mawatha                Colombo
                         Colombo 1
                         SRI LANKA

SWEDEN                   Skandinaviska Enskilda Banken                   Svenska Handelsbanken
                         Sergels Torg 2                                  Stockholm
                         SE-106 40 Stockholm
                         SWEDEN

SWITZERLAND              UBS AG                                          UBS AG
                         45 Bahnhofstrasse                               Zurich
                         8021 Zurich
                         SWITZERLAND

TAIWAN                   JPMorgan Chase Bank                             JPMorgan Chase Bank
                         14th Floor                                      Taipei
                         2, Tun Hwa S. Road Sec. 1
                         Taipei
                         TAIWAN

                         The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         International Trade Building                    Taipei
                         16th Floor, Taipei World Trade Center
                         333 Keelung Road, Section 1 Taipei 110
                         TAIWAN

THAILAND                 Standard Chartered Bank                         Standard Chartered Bank
                         14th Floor, Zone B                              Bangkok
                         Sathorn Nakorn Tower
                         100 North Sathorn Road Bangrak
                         Bangkok 10500
                         THAILAND

TUNISIA                  Banque Internationale Arabe de Tunisie, S.A.    Banque Internationale Arabe de Tunisie, S.A.
                         70-72 Avenue Habib Bourguiba                    Tunis
                         P.O. Box 520
                         1080 Tunis Cedex
                         TUNISIA

TURKEY                   JPMorgan Chase Bank                             JPMorgan Chase Bank
                         Emirhan Cad. No: 145                            Istanbul
                         Atakule, A Blok Kat:11
                         80700-Dikilitas/Besiktas
                         Istanbul
                         TURKEY

COUNTRY                  SUB-CUSTODIAN                                   CASH CORRESPONDENT BANK
*UKRAINE*                ING Bank Ukraine                                ING Bank Ukraine
                         28 Kominterna Street                            Kiev
                         5th Floor
                         Kiev, 252032
                         UKRAINE

*RESTRICTED SERVICE ONLY.  PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

U.A.E.                   HSBC Bank Middle East                           The National Bank of Abu Dhabi
                         P.O. Box 66                                     Abu Dhabi
                         Dubai
                         UNITED ARAB EMIRATES

U.K.                     JPMorgan Chase Bank                             National Westminster Bank
                         Crosby Court                                    London
                         Ground Floor
                         38 Bishopsgate
                         London EC2N 4AJ
                         UNITED KINGDOM

URUGUAY                  BankBoston, N.A.                                BankBoston, N.A
                         Zabala 1463                                     Montevideo.
                         Montevideo
                         URUGUAY

U.S.A.                   JPMorgan Chase Bank                             JPMorgan Chase Bank
                         4 New York Plaza                                New York
                         New York
                         NY 10004
                         U.S.A.

VENEZUELA                Citibank, N.A.                                  Citibank, N.A.
                         Carmelitas a Altagracia                         Caracas
                         Edificio Citibank
                         Caracas 1010
                         VENEZUELA

VIETNAM                  The Hongkong and Shanghai Banking               The Hongkong and Shanghai Banking
                         Corporation Limited                             Corporation Limited
                         75 Pham Hong Thai, District 1                   Ho Chi Minh City
                         Ho Chi Minh City
                         VIETNAM

ZAMBIA                   Barclays Bank of Zambia Limited                 Barclays Bank of Zambia Limited
                         Kafue House, Cairo Road                         Lusaka
                         Lusaka
                         ZAMBIA

ZIMBABWE                 Barclays Bank of Zimbabwe Limited               Barclays Bank of Zimbabwe Limited
                         2nd Floor, 3 Anchor House                       Harare
                         Jason Mayo Avenue
                         Harare
                         ZIMBABWE

                                                                      Schedule G

     Each Eligible Securities Depository through which the Custodian or any Subcustodian may hold securities and other assets of the Funds

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
ARGENTINA                  CVSA                                           Equity, Corporate Debt, Government Debt
                           (Caja de Valores S.A.)

                           CRYL                                           Government Debt
                           (Central de Registration y Liquidacion de
                           Instrumentos de Endeudamiento Publico)

AUSTRALIA                  Austraclear Limited                            Corporate Debt, Money Market, Government Debt
                                                                          and Semi-Government Debt

                           CHESS                                          Equity
                           (Clearing House Electronic Sub-register
                           System)

AUSTRIA                    OeKB                                           Equity, Corporate Debt, Government Debt
                           (Oesterreichische Kontrollbank AG)

BELGIUM                    CIK                                            Equity, Corporate Debt
                           (Caisse Interprofessionnelle de Depots et de
                           Virements de Titres S.A.)

                           NBB                                            Corporate Debt, Government Debt
                           (National Bank of Belgium)

BRAZIL                     CBLC                                           Equity
                           (Companhia Brasileira de Liquidacao e
                           Custodia)

                           CETIP                                          Corporate Debt
                           (Central de Custodia e Liquidacao Financiera
                           de Titulos Privados)

                           SELIC                                          Government Debt
                           (Sistema Especial de Liquidacao e Custodia)

BULGARIA                   BNB                                            Government Debt
                           (Bulgaria National Bank)

                           CDAD                                           Equity, Corporate Debt
                           (Central Depository A.D.)

CANADA                     CDS                                            Equity, Corporate, Government Debt
                           (The Canadian Depository for Securities
                           Limited)

CHILE                      DCV                                            Equity, Corporate Debt, Government Debt
                           (Deposito Central de Valores S.A.)

CHINA, SHANGHAI            CSDCC, Shanghai Branch                         Equity
                           (China Securities Depository and Clearing
                           Corporation Limited, Shanghai Branch)

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
CHINA, SHENZHEN            CSDCC, Shenzhen Branch                         Equity
                           (China Securities Depository and Clearing
                           Corporation Ltd, Shenzhen Branch)

COLOMBIA                   DCV                                            Government Debt
                           (Deposito Central de Valores)

                           DECEVAL                                        Equity, Corporate Debt, Government Debt
                           (Deposito Centralizado de Valores de
                           Colombia S.A.)

CROATIA                    SDA                                            Equity, Government Debt
                           (Central Depository Agency Inc. - Stredisnja
                           depozitarna agencija d.d.)

                           MOF                                            Short-term debt issued by the Ministry of
                           (Ministry of Finance of the Republic of        Finance.
                           Croatia)

                           CNB                                            Short-term debt issued by the National Bank
                           (Croatian National Bank)                       of Croatia.

CZECH REPUBLIC             SCP                                            Equity, Corporate Debt, Government Debt
                           (Stredisko cennych papiru - Ceska republica)

                           CNB                                            Government Debt
                           (Czech National Bank)

DENMARK                    VP                                             Equity, Corporate Debt, Government Debt
                           (Vaerdipapircentralen A/S)

EGYPT                      MCSD                                           Equity, Corporate Debt
                           (Misr for Clearing, Settlement and
                           Depository)

ESTONIA                    ECDS                                           Equity, Corporate Debt, Government Debt
                           (Estonian Central Depository for Securities
                           Limited - Eesti Vaatpaberite
                           Keskdepositoorium)

EUROMARKET                 DCC                                            Euro-CDs
                           (The Depository and Clearing Centre)

                           CBL                                            Internationally Traded Debt, Equity
                           (Clearstream Banking, S.A.)

                           Euroclear Bank S.A./C.V.                       Internationally Traded Debt, Equity

FINLAND                    APK                                            Equity, Corporate Debt, Government Debt
                           (Finnish Central Securities Depository
                           Limited)

FRANCE                     Euroclear France                               Equity, Corporate Debt, Government Debt

GERMANY                    CBF                                            Equity, Corporate Debt, Government Debt
                           (Clearstream Banking AG)

GREECE                     CSD                                            Equity, Corporate Debt
                           (Central Securities Depository S.A.)

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
                           BoG                                            Government Debt
                           (Bank of Greece)

HONG KONG                  HKSCC                                          Equity
                           (Hong Kong Securities Clearing Company
                           Limited)

                           CMU                                            Corporate Debt, Government Debt
                           (Central Moneymarkets Unit)

HUNGARY                    KELER                                          Equity, Corporate Debt, Government Debt
                           (Central Clearing House and Depository
                           (Budapest) Ltd. - Kozponti Elszamolohaz es
                           Ertektar (Budapest) Rt.)

ICELAND                    ISD                                            Equity, Corporate Debt, Government Debt
                           (The Islandic Securities Depository)

INDIA                      NSDL                                           Equity, Corporate Debt, Government Debt
                           (National Securities Depository Limited)

                           CDSL                                           Equity
                           (Central Depository Services (India) Limited)

                           RBI                                            Government Debt
                           (Reserve Bank of India)

INDONESIA                  KSEI                                           Equity, Corporate Debt
                           (PT Kustodian Sentral Efek Indonesia)

IRELAND                    CREST                                          Equity, Corporate Debt
                           (CRESTCo Limited)

ISRAEL                     TECH                                           Equity, Corporate Debt, Government Debt
                           (Tel Aviv Stock Exchange Clearing House Ltd.)

ITALY                      Monte Titoli S.p.A.                            Equity, Corporate Debt, Government Debt

IVORY COAST                DC/BR                                          Equity
                           (Le Depositaire Central / Banque de
                           Reglement)

JAMAICA                    JCSD                                           Equity, Corporate Debt, Government Debt
                           (Jamaica Central Securities Depository)

JAPAN                      JASDEC                                         Equity, Convertible Debt
                           (Japan Securities Depository Center,
                           Incorporated)

                           BoJ                                            Registered Government Debt
                           (Bank of Japan)

KAZAHKSTAN                 CSD                                            Equity
                           (Central Securities Depository CJSC)

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
KENYA                      CBCD                                           Government Debt
                           (Central Bank Central Depository)

LATVIA                     LCD                                            Equity, Corporate Debt, Government Debt
                           (Latvian Central Depository)

LEBANON                    Midclear S.A.L.                                Equity
                           (Custodian and Clearing Center of Financial
                           Instruments for Lebanon and the Middle East
                           S.A.L.)

LITHUANIA                  CSDL                                           Equity, Corporate Debt, Government Debt
                           (Central Securities Depository of Lithuania)

LUXEMBOURG                 CBL                                            Equity
                           (Clearstream Banking S.A.)

MALAYSIA                   MCD                                            Equity, Corporate Debt
                           (Malaysian Central Depository Sdn. Bhd.)

                           BNM                                            Government Debt
                           (Bank Negara Malaysia)

MALTA                      CSD                                            Equity, Corporate Debt, Government Debt
                           (The Central Securities Depository)

MAURITIUS                  CDS                                            Equity, Corporate Debt
                           (Central Depository and Settlement Company
                           Limited)

MEXICO                     INDEVAL                                        Equity, Corporate Debt, Government Debt
                           (S.D. INDEVAL S.A. de C.V.)

MOROCCO                    Maroclear                                      Equity, Corporate Debt, Government Debt

NETHERLANDS                Euroclear Netherlands                          Equity, Corporate Debt, Government Debt

NEW ZEALAND                NZCSD                                          Equity, Corporate Debt, Government Debt
                           (New Zealand Central Securities Depository)

NIGERIA                    CSCS                                           Equity, Corporate Debt, Government Debt
                           (Central Securities Clearing System Limited)

NORWAY                     VPS                                            Equity, Corporate Debt, Government Debt
                           (Verdipapirsentralen)

OMAN                       MDSRC                                          Equity, Corporate Debt
                           (The Muscat Depository and Securities
                           Registration Company, S.A.O.C.)

PAKISTAN                   CDC                                            Equity, Corporate Debt
                           (Central Depository Company of Pakistan
                           Limited)

                           SBP                                            Government Debt
                           (State Bank of Pakistan)

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
PERU                       CAVALI                                         Equity, Corporate Debt, Government Debt
                           (CAVALI ICLV S.A.)

PHILIPPINES                PCD                                            Equity
                           (Philippine Central Depository, Inc.)

                           ROSS                                           Government Debt
                           (Bangko Sentral ng Pilipinas / Register of
                           Scripless Securities)

POLAND                     NDS                                            Equity, Long-Term Government Debt
                           (National Depository for Securities S.A.)

                           CRT                                            Short-Term Government Debt
                           (Central Registry of Treasury-Bills)

PORTUGAL                   INTERBOLSA                                     Equity, Corporate Debt, Government Debt
                           (Sociedade Gestora de Sistemas de Liquidacao
                           e de Sistemas Centralizados de Valores
                           Mobiliarios, S.A.)

ROMANIA                    SNCDD                                          Equity
                           (National Company for Clearing, Settlement
                           and Depository for Securities)

                           BSE                                            Equity
                           (Bucharest Stock Exchange)

RUSSIA                     VTB                                            Equity, Corporate Debt, Government Debt
                           (Vneshtorgbank)                                (Ministry of Finance Bonds)

                           NDC                                            Equity, Corporate Debt, Government Debt
                           (National Depository Centre)

SINGAPORE                  CDP                                            Equity, Corporate Debt
                           (The Central Depository (Pte) Limited)

                           MAS                                            Government Debt
                           (Monetary Authority of Singapore)

SLOVAK REPUBLIC            SCP                                            Equity, Corporate Debt, Government Debt
                           (Stredisko cennych papierov SR, a.s.)

                           NBS                                            Government Debt
                           (National Bank of Slovakia)

SLOVENIA                   KDD                                            Equity, Corporate Debt, Government Debt
                           (Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA               CD                                             Corporate Debt, Government Debt
                           (The Central Depository Limited)

                           STRATE                                         Equity
                           (Share Transactions Totally Electronic)

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
SOUTH KOREA                KSD                                            Equity, Corporate Debt, Government Debt
                           (Korea Securities Depository)

SPAIN                      SCLV                                           Equity, Corporate Debt
                           (Servicio de Compensacion y Liquidacion de
                           Valores, S.A.)

                           Bank of Spain                                  Corporate Debt, Government Debt

SRI LANKA                  CDS                                            Equity, Corporate Debt
                           (Central Depository System (Private) Limited)

SWEDEN                     VPC                                            Equity, Corporate Debt, Government Debt
                           (Vardepapperscentralen AB)

SWITZERLAND                SIS                                            Equity, Corporate Debt, Government Debt
                           (SIS SegaInterSettle AG)

TAIWAN                     TSCD                                           Equity, Government Debt
                           (Taiwan Securities Central Depository Co.,
                           Ltd.)

THAILAND                   TSD                                            Equity, Corporate Debt, Government Debt
                           (Thailand Securities Depository Company
                           Limited)

TUNISIA                    STICODEVAM                                     Equity, Corporate Debt, Government Debt
                           (Societe Tunisienne Interprofessionnelle
                           pour la Compensation et le Depot des Valeurs
                           Mobilieres)

TURKEY                     TAKASBANK                                      Equity, Corporate Debt, Government Debt
                           (IMKB Takas ve Saklama Bankasi A.S.)

UNITED ARAB EMIRATES       DFM                                            Equity, Corporate Debt, Government Debt
                           (Dubai Financial Market Clearing House)

UNITED KINGDOM             CREST                                          Equity, Corporate Debt, Government Debt
                           (CRESTCo Limited)

                           CMO                                            Sterling & Euro CDs, Commercial Paper
                           (Central Moneymarkets Office)

UNITED STATES              DTC                                            Equity, Corporate Debt
                           (Depository Trust Company)

                           FED                                            Government Debt, Mortgage Back Debt
                           (The Federal Reserve Book-Entry System)

VENEZUELA                  BCV                                            Government Debt
                           (Banco Central de Venezuela)

                           CVV                                            Equity, Corporate Debt, Money Market
                           (Caja Venezolana de Valores, S.A.)

VIETNAM                    SCC                                            Equity, Corporate Debt, Government Debt
                           (Securities Custody Centre)

COUNTRY                    DEPOSITORY                                     INSTRUMENTS
ZAMBIA                     CSD                                            Equity, Government Debt
                           (LuSE Central Shares Depository Limited)

                           BoZ                                            Government Debt
                           (Bank of Zambia)